SHARE EXCHANGE AGREEMENT

THIS AGREEMENT dated for reference the 11th day of August, 2006.

AMONG:

NORTHWEST PASSAGE VENTURES LTD. of Suite 509 – 207 West Hastings Street, Vancouver, British Columbia

(“Northwest”)

AND

6544797 CANADA LTD., with a registered and records office at 800 – 885 West Georgia Street, Vancouver, British Columbia, V6C 3H1

(the “Purchaser”)

AND:

AMERICAS WIND ENERGY INC. of 24 Palace Arch Drive, Toronto, Ontario

(the “Target”)

AND:

THE SHAREHOLDERS OF TARGET, as listed on Schedule “A”

(the “Target Shareholders”)

WHEREAS:

A.                         The Target Shareholders are the registered and beneficial owners of all of the issued and outstanding common shares (the “Target Shares”) in the capital of the Target, consisting of 130,000 common shares in the capital of the Target;

B.	The Purchaser is a wholly owned subsidiary of Northwest, a Nevada corporation;

C.                          Pursuant to a letter agreement, dated March 13, 2006, between the Target and Northwest, Northwest agreed to:

(i)	cause the Purchaser to issue 30,000,000 class A preference shares (the “Preferred Shares”) in the capital of the Purchaser, giving the right to acquire 30,000,000 common shares in the capital of Northwest, which Preferred Shares have the rights and restrictions as set out in Schedule “B” attached hereto; and

(ii)	issue 30,000,000 class A special voting shares (the “Special Voting Shares”) in the capital of Northwest,

to the Target Shareholders as consideration for the exchange of the Target Shares held by the Target Shareholders, in the course of a reorganization of the capital of the Target as contemplated by section 85 of the Income Tax Act (Canada);

D.                         Pursuant to the terms of this Agreement and a Call Option Agreement, attached hereto as Schedule “C” (the “Call Option Agreement”) to be entered into by each one of the Target Shareholders and Northwest, each of the Target Shareholders has granted an option to Northwest to acquire the Preferred Shares and the Special Voting Shares in exchange for an equal number of common shares in the capital of Northwest; and

E.                          Upon the terms and subject to the conditions set forth in this Agreement, the Target Shareholders have respectively agreed to exchange the Target Shares for the Preferred Shares and the Special Voting Shares (the “Share Exchange”).

THEREFORE in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto covenant and agree with each other as follows:

1.	INTERPRETATION
1.1	In this Agreement, except as otherwise expressly provided:
(a)	“Agreement” means this Share Exchange Agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;
(b)	all references in this Agreement to a designated “Section” or other subdivision or to a Schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;
(c)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;
(d)

the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(e)

the singular of any term includes the plural, and vice versa; the use of any term is equally applicable to any gender and, where applicable, a body corporate; the word “or” is not exclusive; the word “including” means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word “include” and its derivatives will be construed accordingly; the expression “to the knowledge of” or any similar expression as applied to a corporation or individual, refers to, (A) in the case of an individual, the knowledge as at the relevant date that such individual had or would have had had he exercised due diligence in making enquiries in relation to the matter in question from all sources of information likely to provide him with knowledge of same, and (B) in the case of a corporate person, the knowledge (as aforementioned) of a director or officer thereof as at the relevant date;

(f)	any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in Canada;
(g)	except as otherwise provided, any dollar amount referred to in this Agreement means the lawful currency of the United States; and
(h)	any other term defined within the text of this Agreement has the meaning so ascribed.
1.2	The following are the Schedules to this Agreement, form part of this Agreement and are incorporated herein by reference:
(a)	Schedule “A” – List of Shareholders of Americas Wind Energy Inc.;
(b)	Schedule “B” - Special Rights and Restrictions attached to Class A Preference Shares Without Par Value;
(c)	Schedule “C” – Call Option Agreement;
(d)	Schedule “D” – Financial Statements of Americas Wind Energy Inc.;
(e)	Schedule “E” – List of Assets of Americas Wind Energy Inc.;
(f)	Schedule “F” – Continuing Contractual Obligations of Americas Wind Energy Inc.;
(g)	Schedule “G” – Northwest Passage Ventures Ltd. – Outstanding Litigation;
(h)	Schedule “H” – Outstanding Rights to Acquire shares of Northwest Passage Ventures Ltd.;
(i)	Schedule “I” – Financial Statements of Northwest Passage Ventures Ltd.;
(j)	Schedule “J” – List of Assets of Northwest Passage Ventures Ltd.; and
(k)	Schedule “K” – Continuing Contractual Obligations of 6544797 Canada Ltd. and Northwest Passage Ventures Ltd.

2.	CLOSING
2.1

The closing of the transactions contemplated herein will take place at 4:30 p.m. (Vancouver time), on August 11, 2006, or such other date as may be agreed to by the parties hereto (the “Closing Date”). The closing may take place by exchange of the appropriate solicitor’s undertakings, which will involve each party’s solicitors delivering to his or her counterpart all required consideration and documentation, to be held in trust and not released until all required closing deliveries have been made and all conditions to closing have been satisfied or waived by the party which has the benefit of such conditions.

3.	SHARE EXCHANGE
3.1

Upon and subject to the terms and conditions of this Agreement, the Target Shareholders, Northwest and the Purchaser hereby agree that, on the Closing Date, all of the Target Shares shall be exchanged for an aggregate of 30,000,000 Preferred Shares on the basis of 230.769230769 Preferred Shares for each Target Share and an aggregate of 30,000,000 Special Voting Shares on the basis of 230.769230769 Special Voting Shares for each Target Share owned by the Target Shareholders.

4.	RESTRICTED SECURITIES
4.1

The Target Shareholders acknowledge that any common shares in the capital of Northwest issued on exchange of the Preferred Shares and the Special Voting Shares (the “Exchange Shares”), pursuant to the terms and conditions set forth in this Agreement and the Call Option Agreement, and the rights and restrictions of the Preferred Shares, will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “1933 Act”), or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

4.2

The parties hereto acknowledge that each of the Target Shareholders are resident in Ontario, and that Northwest has advised the Target Shareholders that the Purchaser and Northwest are relying on an exemption from the prospectus requirements of the Securities Act (Ontario) to issue the Preferred Shares and the Special Voting Shares, respectively, to each of the Target Shareholders and, as a consequence, certain protections, rights and remedies provided by the Securities Act (Ontario), including statutory rights of rescission or damages, will not be available to the Target Shareholders.

4.3

The Target Shareholders acknowledge that neither the Purchaser nor Northwest is a reporting issuer in any of the Provinces of Canada and therefore resale of any of the Preferred Shares, Special Voting Shares or Exchange Shares by Target Shareholders resident in Ontario is restricted except pursuant to an exemption from applicable securities legislation.

4.4

It is understood and agreed by the parties hereto that they will provide and execute all such representations and collateral agreements as are reasonably necessary to ensure that the issuance of the Preferred Shares, Special Voting Shares and Exchange Shares complies with the requirements of all applicable securities legislation.

4.5	It is understood and agreed that the certificates evidencing the Preferred Shares, Special Voting Shares and Exchange Shares and will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A HOLD PERIOD IN ALL PROVINCES IN CANADA AND MAY NOT BE TRADED IN ANY OF THE PROVINCES OF CANADA EXCEPT AS PERMITTED BY APPLICABLE SECURITIES LEGISLATION.”

4.6

The Purchaser and Northwest acknowledge that the Target Shares acquired pursuant to the terms of this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

4.7

The Purchaser and Northwest acknowledge that the Target is not a reporting issuer in any of the Provinces of Canada and therefore resale of any of the Target Shares is restricted except pursuant to an exemption from applicable securities legislation.

4.8	It is understood and agreed that the certificates evidencing the Target Shares will bear the following legends:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

5.	ACKNOWLEDGEMENTS OF THE TARGET SHAREHOLDERS
5.1	Each one of the Target Shareholders acknowledges and agrees that:
(a)

none of the Preferred Shares, Special Voting Shares or Exchange Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	neither the Purchaser nor Northwest have undertaken, and will have no obligation, to register any of the Preferred Shares, Special Voting Shares or Exchange Shares under the 1933 Act;
(c)

the Purchaser and Northwest are entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Target Shareholders contained in this Agreement, and each of the Target Shareholders will hold harmless the Purchaser and Northwest from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by that Target Shareholder not being true and correct;

(d)	each of the Target Shareholders has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Preferred Shares, Special Voting Shares and Exchange Shares and, with respect to applicable resale restrictions, is solely responsible (and neither the Purchaser or Northwest is in any way responsible) for compliance with applicable resale restrictions;

(e)

none of the Preferred Shares, Special Voting Shares or Exchange Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Target Shareholders that any of the Preferred Shares, Special Voting Shares or Exchange Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Northwest on the National Association of Securities Dealers, Inc.’s Over-the-Counter Bulletin Board;

(f)

each of the Target Shareholders is outside the United States when receiving and executing this Agreement and is acquiring the Preferred Shares, Special Voting Shares or Exchange Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Preferred Shares, Special Voting Shares or Exchange Shares;

(g)

none of the Preferred Shares, Special Voting Shares or Exchange Shares may be offered or sold to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person prior to the end of the Restricted Period (as defined herein); and

(h)

neither the Securities and Exchange Commission (the “SEC”) nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Preferred Shares, Special Voting Shares or the Exchange Shares.

6.	ACKNOWLEDGEMENTS OF THE PURCHASER AND NORTHWEST
6.1	Each of the Purchaser and Northwest acknowledges and agrees that:
(a)

none of the Target Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the Target has not undertaken, and will have no obligation, to register any of the Target Shares under the 1933 Act;
(c)	the Target is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Purchaser and Northwest contained in this Agreement, and each of Northwest and the Purchaser will hold harmless the Target from any loss or damage it may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Purchaser or Northwest, as the case may be, not being true and correct;

(d)

each of the Purchaser and Northwest have been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Target Shares and, with respect to applicable resale restrictions, is solely responsible (and the Target is in no way responsible) for compliance with applicable resale restrictions; and

(e)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Target Shares.
7.	REPRESENTATIONS AND WARRANTIES OF THE TARGET SHAREHOLDERS AND THE TARGET
7.1

Each of the Target Shareholders, individually concerning their respective shares, and the Target, jointly and severally therewith, warrant and represent to the Purchaser and Northwest with the intent that each of the Purchaser and Northwest will rely thereon in entering into this Agreement and in concluding the Share Exchange contemplated herein, that:

(a)	each Target Shareholder is the sole registered holder and beneficial owner of such number of common shares in the capital of the Target as set out in Schedule “A” attached hereto;
(b)

other than as disclosed in Schedule “A” attached hereto, each of the Target Shares are free and clear of all liens, any actual, pending or threatened hold periods, trading restrictions, lien charges, claims, options, set-offs, encumbrances, voting agreements, voting trusts, escrow restrictions or other limitations or restrictions of any nature whatsoever;

(c)

each of the Target Shareholders does not have any interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, the Target other than their ownership of the Target Shares;

(d)

each of the Target Shareholders has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and will on the Closing Date have the right to transfer the legal and beneficial title and ownership of the Target Shares to the Purchaser;

(e)

each of the Target Shareholders has had adequate opportunity to obtain from representatives of the Purchaser and Northwest such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of the Target Shareholders’ investment in the Preferred Shares, Special Voting Shares and Exchange Shares and each of the Target Shareholders has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Preferred Shares, Special Voting Shares and Exchange Shares to be issued to the Target Shareholders pursuant to the terms of this Agreement and to make informed investment decisions with respect to such investment;

(f)	none of the Target Shareholders is a U.S. Person;
(g)	none of the Target Shareholders is acquiring the Preferred Shares, Special Voting Shares or Exchange Shares for the account or benefit of, directly or indirectly, any U.S. Person;
(h)

each of the Target Shareholders is acquiring the Preferred Shares, Special Voting Shares or Exchange Shares for investment only and not with a view to resale or distribution and, in particular, each of the Target Shareholders has no intention to distribute either directly or indirectly any of the Preferred Shares, Special Voting Shares or Exchange Shares in the United States or to U.S. Persons;

(i)

each of the Target Shareholders is outside the United States when receiving and executing this Agreement and is acquiring the Preferred Shares, Special Voting Shares or Exchange Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Preferred Shares, Special Voting Shares or Exchange Shares;

(j)

each of the Target Shareholders understands and agrees that none of the Preferred Shares, Special Voting Shares or Exchange Shares has been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(k)	each of the Target Shareholders understands and agrees that offers and sales of any of:
(i)	the Preferred Shares prior to the expiration of a period of one year after the date of original issuance of the Preferred Shares,
(ii)	the Special Voting Shares prior to the expiration of a period of one year after the date of original issuance of the Special Voting Shares, or
(iii)	the Exchange Shares prior to the expiration of a period of one year after the date of issuance of any Exchange Shares

(the “Restricted Period”),

shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(l)

each of the Target Shareholders understands and agrees not to engage in any hedging transactions involving any of the Special Voting Shares, Preferred Shares or Exchange Shares unless such transactions are in compliance with the provisions of the 1933 Act;

(m)

each of the Target Shareholders understands and agrees that each of the Purchaser or Northwest, as applicable, will refuse to register any transfer of the Preferred Shares, Special Voting Shares or Exchange Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(n)

each of the Target Shareholders acknowledges that such Target Shareholder has not acquired the Preferred Shares, Special Voting Shares or Exchange Shares as a result of, and will not themselves engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Preferred Shares, Special Voting Shares or Exchange Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Preferred Shares, Special Voting Shares or Exchange Shares; provided however, that each of the Target Shareholders may sell or otherwise dispose of any of the Preferred Shares, Special Voting Shares or Exchange Shares pursuant to registration of any of the Preferred Shares, Special Voting Shares or Exchange Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(o)

if any of the Target Shareholders are ordinarily resident in Ontario, each of the Target Shareholders is acquiring the Preferred Shares and Special Voting Shares under an exemption from prospectus requirements of the Securities Act (Ontario) and, accordingly, any such Preferred Shares and Special Voting Shares so acquired may only be sold, disposed or otherwise transferred pursuant to an exemption from prospectus requirements of the Securities Act (Ontario) or pursuant to any other applicable securities laws;

(p)	each of the Target Shareholders acknowledges that such Target Shareholder may only sell, dispose or otherwise transfer a Preferred Share in conjunction with a

Special Voting Share and a Special Voting Share in conjunction with a Preferred Share;

(q)	each of the Target Shareholders is:
(i)	an accredited investor, as defined by National Instrument 45-106, Prospectus and Registration Exemptions,
(ii)	acquiring securities with an aggregate value of more than CDN$150,000, or
(iii)	delivering Target Shares held by them that have a fair value of more than CDN$150,000;
(r)	each of the Target Shareholders is not aware of any advertisement of any of the Preferred Shares, Special Voting Shares or Exchange Shares; and
(s)	no person has made to any of the Target Shareholders any written or oral representations:
(i)	that any person will resell or repurchase any of the Preferred Shares, Special Voting Shares or Exchange Shares,
(ii)	that any person will refund the purchase price of any of the Preferred Shares, Special Voting Shares or Exchange Shares,
(iii)	as to the future price or value of any of the Preferred Shares, Special Voting Shares or Exchange Shares, or
(iv)

that any of the Preferred Shares, Special Voting Shares or Exchange Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Preferred Shares, Special Voting Shares or Exchange Shares of the Purchaser or Northwest on any stock exchange or automated dealer quotation system.

7.2

Each of the Target Shareholders and the Target warrant and represent, jointly and severally, to the Purchaser and Northwest with the intent that each of the Purchaser and Northwest will rely thereon in entering into this Agreement and in concluding the Share Exchange contemplated herein, that:

(a)

the Target is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Ontario and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

(b)	the authorized capital of the Target consists of:

(i)	an unlimited number of common shares, without par value, of which 130,000 common shares have been validly issued, are outstanding and are fully paid and non-assessable,
(ii)	an unlimited number of class “A” special shares, none of which are issued and outstanding,
(iii)	an unlimited number of class “B” special shares, none of which are issued and outstanding,
(iv)	an unlimited number of class “C” special shares, none of which are issued and outstanding, and
(v)	an unlimited number of class “D” special shares, none of which are issued and outstanding;
(c)	the Target Shares represent 100% of the issued and outstanding share capital of the Target;
(d)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Target, and this Agreement constitutes a legal, valid and binding obligation of the Target enforceable in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(e)

no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to the Target in connection with the execution and delivery of this Agreement by the Target or the consummation by the Target of the transactions contemplated hereby;

(f)

there is no litigation, proceeding or governmental investigation in progress, pending, threatened or contemplated against or relating to the Target, the business of the Target, or the transactions contemplated by this Agreement;

(g)	on the Closing Date, the Target shall have no financial liabilities or outstanding indebtedness, except as is disclosed on the Target Financial Statements (as defined herein);
(h)

neither the Target, nor any of the Target Shareholders has any specific information relating to the Target which is not generally known or which has not been disclosed to the Purchaser and Northwest and which if known could reasonably be expected to have a material adverse effect on the value of the Target Shares or on the Target as a whole;

(i)	neither the Target, nor any of the Target Shareholders have made any untrue statement to the Purchaser or Northwest nor has any of them failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being materially false or misleading in the circumstances in which it was made;

(j)	to the best of the Target Shareholders’ knowledge, all of the assets of the Target are in good working order and contain no latent defects;
(k)	neither the Target, nor any of the Target Shareholders are aware of any infringement by the Target of any registered patent, trademark or copyright;
(l)	no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:
(i)

to require the Target to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Target,

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Target,
(iii)	to require the Target to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Target,
(iv)	other than disclosed in Schedule “A” attached hereto, to purchase or otherwise acquire any shares in the capital of the Target, or
(v)	which is capable of becoming an agreement for the acquisition of any of the material assets of the Target;
(m)	the Target is registered to carry on business in all jurisdictions in which it currently carries on business;
(n)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:
(i)	conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of the Target,
(ii)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Target or the Target Shareholders are subject or constitute or result in a default under any agreement, contract or commitment to which the Target or the Target Shareholders are a party,

(iii)

subject to obtaining any necessary consents of applicable regulatory authorities, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Target is a party,

(iv)

give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to any of the entities and which is necessary or desirable in connection with the conduct and operation of the business of the Target as currently conducted, or

(v)

subject to obtaining any necessary consents of applicable regulatory authorities, constitute a default by the Target or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of the Target which would give any person the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

(o)

the audited financial statements of the Target for the year ended July 31, 2005 and the interim financial statements for the nine months ended April 30, 2006, attached as Schedule “D” hereto (the “Target Financial Statements”) were prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior reporting periods, are true and correct in every material respect and present fairly and accurately the financial condition and position of the Target as at the date thereof and the results of the operations of the Target;

(p)

the Target has good and marketable title to all of the assets as listed in Schedule “E” attached hereto, and such assets are free and clear of any financial encumbrances, except as disclosed in the Target Financial Statements;

(q)	the Target has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any person except as described in the Target Financial Statements;
(r)

the corporate records of the Target, as required to be maintained under its statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and all material transactions of the Target have been properly recorded in its books or filed with its records;

(s)

other than approvals and filings required under applicable securities laws, no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by the Target with any such governmental authority, regulatory body or court is required in order for the Target to complete the contemplated Share Exchange, to duly perform and observe the terms and provisions of this Agreement, and to render this Agreement legal, valid, binding and enforceable in accordance with its terms;

(t)

there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending, or to the knowledge of the Target Shareholders, threatened against or affecting the Target at law or in equity or before or by any court or federal, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency;

(u)

the Target holds all permits, licenses, consents and authorizations issued by any governmental authority which are necessary in connection with the operation of its businesses and the ownership of its properties and assets;

(v)

the Target has filed all necessary tax returns and in all jurisdictions required to be filed, all returns affecting workers compensation with the appropriate agency, incorporation capital tax returns, if required, and any other material reports and information required to be filed by the Target with any governmental authority;

(w)

the Target has paid all income, sales and capital taxes payable as and when due; the Target has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted as and when due; the Target has paid all instalments of corporate taxes due and payable, and there is not presently outstanding nor does the Target expect to receive any notice of reassessment from any applicable tax collecting authority;

(x)

the Target has not declared or paid any dividends of any kind or declared or made any other distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

(y)

other than as disclosed in Schedule “F” attached hereto, the Target has no outstanding material contractual obligations whatsoever relating to or affecting the conduct of its businesses or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by the Target in the course of its normal and ordinary day to day business;

(z)

other than as disclosed in Schedule “F” hereto, there are no management contracts or consulting contracts to which the Target is a party or by which it is bound, and save and except as disclosed in the Target Financial Statements, no amount is payable or has been agreed to be paid by the Target to any person as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member, of the Target, nor any associate or affiliate of any such person, has any claim of any nature against, or indebted to, the Target;

(aa)	there has been no material adverse change in financial condition and position of the Target and no damage, loss, destruction or other change in circumstances materially affecting the business, property or assets of the Target or its right or capacity to carry on business since the date of the Target Financial Statements; and

(bb)	the Target has not waived or surrendered any right of substantial value and has not made any gift of money or of any property or assets.
8.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND NORTHWEST
8.1

The Purchaser and Northwest represent and warrant, jointly and severally, to the Target Shareholders and the Target, with the intent that the Target Shareholders and the Target will rely thereon in entering into this Agreement and in concluding the Share Exchange contemplated herein, that:

(a)

the Purchaser is a corporation duly incorporated, validly existing and in good standing under the federal laws of Canada and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

(b)

Northwest is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

(c)	the authorized capital of the Purchaser consists of:
(i)	an unlimited number of common shares, without par value, of which 10 common shares have been validly issued, are outstanding and are fully paid and non-assessable, and
(ii)	30,000,000 of Preferred Shares, without par value, of which none have been issued;
(d)	Northwest is the sole shareholder of all of the issued and outstanding common shares in the capital of the Purchaser;
(e)	the authorized capital of Northwest consists of:
(i)	100,000,000 common shares, with par value US$0.0001, of which 57,545,143 common shares have been validly issued, are outstanding and are fully paid and non-assessable, and
(ii)	30,000,000 Special Voting Shares, without par value, of which none have been issued;
(f)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of each of the Purchaser and Northwest, and this Agreement constitutes a legal, valid and binding obligation of each of the

Purchaser and Northwest enforceable in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(g)

no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby;

(h)

no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Northwest in connection with the execution and delivery of this Agreement by Northwest or the consummation by Northwest of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required by the National Association of Securities Dealers and under applicable federal and state securities laws in connection with the transactions set forth herein;

(i)

other than set out on Schedule “G” attached hereto, there is no litigation, proceeding or governmental investigation in progress, pending, threatened or contemplated against or relating to the Purchaser or Northwest, the business of the Purchaser, Northwest, or the transactions contemplated by this Agreement;

(j)	on the Closing Date, Northwest shall have no financial liabilities or outstanding indebtedness, except as is disclosed on the Northwest Financial Statements (as defined herein);
(k)

neither the Purchaser nor Northwest has any specific information relating to Northwest or the Purchaser which is not generally known or which has not been disclosed to the Target or the Target Shareholders and which if known could reasonably be expected to have a material adverse effect on the value of the Exchange Shares or Preferred Shares or on Northwest or the Purchaser as a whole;

(l)

neither Northwest nor the Purchaser have made any untrue statement to the Target or the Target Shareholders nor has any of them failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being materially false or misleading in the circumstances in which it was made;

(m)	neither Northwest nor the Purchaser are aware of any infringement by Northwest or the Purchaser of any registered patent, trademark or copyright;
(n)

other than set out on Schedule “H” attached hereto, no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

(i)

to require Northwest or the Purchaser to issue any further or other shares in either of its respective capital or any other security convertible or exchangeable into shares in either of its respective capital or to convert or exchange any securities into or for shares in either of its respective capital,

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of Northwest or the Purchaser,
(iii)	to require Northwest or the Purchaser to purchase, redeem or otherwise acquire any of the issued and outstanding shares in either the capital of Northwest or the Purchaser,
(iv)	to purchase or otherwise acquire any shares in the capital of either Northwest or the Purchaser, or
(v)	which is capable of becoming an agreement for the acquisition of any of the material assets of either Northwest or the Purchaser;
(o)	each of the Purchaser and Northwest is registered to carry on business in all jurisdictions in which it currently carries on business;
(p)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:
(i)	conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of either Northwest or the Purchaser,
(ii)

conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which any of Northwest or the Purchaser are subject or constitute or result in a default under any agreement, contract or commitment to which any of Northwest or the Purchaser are a party,

(iii)

subject to obtaining any necessary consents of applicable regulatory authorities, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which Northwest or the Purchaser, as the case may be, is a party,

(iv)

give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to any of the entities and which is necessary or desirable in connection with the conduct and operation of the business of each of the Purchaser or Northwest as currently conducted, or

(v)

subject to obtaining any necessary consents of applicable regulatory authorities, constitute a default by Northwest or the Purchaser or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of Northwest or the Purchaser which would give any person the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

(q)

the financial statements of Northwest for the year ended June 30, 2005 and the interim financial statements for the nine months ended March 31, 2006, attached as Schedule “I” hereto (the “Northwest Financial Statements”) were prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with prior reporting periods, are true and correct in every material respect and present fairly and accurately the financial condition and position of Northwest as at the date thereof and the results of the operations of Northwest;

(r)

Northwest has good and marketable title to all of its respective assets as listed in Schedule “J” attached hereto, and such assets are free and clear of any financial encumbrances, except as disclosed in the Northwest Financial Statements;

(s)	Northwest has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any person except as described in the Northwest Financial Statements;
(t)	the Purchaser has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any person;
(u)

the corporate records of Northwest and the Purchaser, as required to be maintained by it under its respective statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and all material transactions of Northwest and the Purchaser have been promptly and properly recorded in each of its books or filed with its records;

(v)

each of the Purchaser and Northwest holds all permits, licenses, consents and authorizations issued by any governmental authority which are necessary in connection with the operation of each of its respective business and the ownership of each of its respective assets;

(w)

each of the Purchaser and Northwest has filed all necessary tax returns and in all jurisdictions required to be filed by it, all returns affecting workers compensation with the appropriate agency, incorporation capital tax returns, if required, and any other material reports and information required to be filed by Northwest or the Purchaser with any governmental authority;

(x)

each of the Purchaser and Northwest has paid all income, sales and capital taxes payable by either of them as and when due; each of the Purchaser and Northwest has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted as and when due; each of the Purchaser and Northwest has paid all instalments of corporate taxes due and payable, and there is not presently outstanding nor does Northwest or the Purchaser expect to receive any notice of reassessment from any applicable tax collecting authority;

(y)

other than as disclosed in Schedule “K” attached hereto, Northwest has no outstanding material contractual obligations whatsoever relating to or affecting the conduct of its business or any of its assets or for the purchase, sale or leasing of any assets other than those contracts entered into by Northwest in the course of its normal and ordinary day to day business;

(z)

other than as disclosed in Schedule “K” attached hereto there are no management contracts or consulting contracts to which Northwest is a party or by which it is bound, and save and except as disclosed in the Northwest Financial Statements, no amount is payable or has been agreed to be paid by Northwest to any person as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member, of Northwest, nor any associate or affiliate of any such person, has any claim of any nature against, or indebted to, Northwest;

(aa)

other than as disclosed in Schedule “K” attached hereto, the Purchaser has no outstanding material contractual obligations whatsoever relating to or affecting the conduct of its businesses or any of its assets or for the purchase, sale or leasing of any assets other than those contracts entered into by the Purchaser in the course of its normal and ordinary day to day business;

(bb)

other than as disclosed in Schedule “K” attached hereto there are no management contracts or consulting contracts to which the Purchaser is a party or by which it is bound and no amount is payable or has been agreed to be paid by the Purchaser to any person as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member, of the Purchaser, nor any associate or affiliate of any such person, has any claim of any nature against, or indebted to, the Purchaser;

(cc)

there has been no material adverse change in financial condition and position of Northwest and no damage, loss, destruction or other change in circumstances materially affecting the business, property or assets of Northwest or its right or capacity to carry on business since the dates of the Northwest Financial Statements;

(dd)	Northwest has not waived or surrendered any right of substantial value and has not made any gift of money or of any property or assets;

(ee)

the Preferred Shares and the Special Voting Shares to be issued to the Target Shareholders hereunder, and the Exchange Shares to be issued on exchange of the Preferred Shares and Special Voting Shares, will, when issued, be validly issued, fully paid and non-assessable;

(ff)

there are no orders ceasing or suspending trading in the securities of Northwest and, to the best of the knowledge of Northwest, no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

(gg)

each of the Purchaser and Northwest has had adequate opportunity to obtain from representatives of the Target such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of an investment in the Target Shares and each of the Purchaser and Northwest has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Target Shares to be issued to the Purchaser pursuant to the terms of this Agreement and to make informed investment decisions with respect to such investment;

(hh)

each of the Purchaser and Northwest understands and agrees that none of the Target Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States, or, directly or indirectly, to U.S. Persons, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(ii)

each of the Purchaser and Northwest acknowledges that it has not acquired the Target Shares as a result of, and will not themselves engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Target Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Target Shares; and

(jj)

each of the Purchaser and Northwest understands and agrees that offers and sales of any of the Target Shares prior to the expiration of a period of one year after the date of issuance of any such shares shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after such one year period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws.

9.	COVENANTS
9.1	Between the execution date and the Closing Date, the Target Shareholders:

(a)

will cause the Target to afford to the Purchaser, Northwest and their respective authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of the Target and furnish such copies (certified if requested) thereof and other information as such parties may reasonably request, and to permit the Purchaser, Northwest and their respective authorized representatives to make such audit of the books of account of the Target as the Purchaser or Northwest may reasonably see fit;

(b)

will diligently take all reasonable steps to obtain, prior to the Closing Date, all consents and approvals required to complete the transactions contemplated herein in accordance with the terms and conditions hereof and give such assurances as may be required in the reasonable opinion of the Purchaser’s and Northwest’s counsel for more perfectly consummating the transactions contemplated hereby and referenced herein;

(c)	will cause the Target to conduct its business and affairs diligently and only in the ordinary course, and preserve and maintain the assets and goodwill of the Target;
(d)	will not sell or otherwise in any way alienate or dispose of or encumber any of the Target’s assets;
(e)	will cause the Target to maintain insurance coverage of the scope and in the amounts presently held; and
(f)

will not permit the Target to make or agree to make any payment to any director, officer, employee or agent of the Target except in the ordinary course of business and at the regular rates of salary and commission for such person or as reasonable reimbursement for expenses incurred by such person in connection with the Target.

9.2	Between the execution date and the Closing Date, the Purchaser and Northwest shall:
(a)	cause to be reserved for issuance that number of shares of common stock of Northwest as are equal in number to the Preferred Shares so as to allow for the issuance of the Exchange Shares; and
(b)	take all such steps as soon as practicable to cause to be issued to the Target Shareholders that number of Special Voting Shares as are equal to the number of Preferred Shares.
10.	NON-MERGER
10.1

The representations, warranties, covenants and agreements of the Target and the Target Shareholders contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending 24 months after Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases each of the Target and the Target Shareholders of such representation, warranty, covenant or agreement), or any investigation by the Purchaser or Northwest, the same will remain in full force and effect for the said same 24 month period after the Closing Date. The representations, warranties, covenants and agreements of the Target and the Target Shareholders contained herein related to financial and tax matters will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period of five years after the Closing Date.

10.2

The representations, warranties, covenants and agreements of the Purchaser and Northwest contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending 24 months after the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases each of the Purchaser and Northwest of such representation, warranty, covenant or agreement), or any investigation by the Target or the Target Shareholders, the same will remain in full force and effect for the said same 24 month period after the Closing Date. The representations, warranties, covenants and agreements of the Purchaser and Northwest contained herein related to financial and tax matters will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period of five years after the Closing Date.

11.	CONFIDENTIALITY
11.1

Each party agrees that all information provided to it by another party (collectively “Confidential Information”) shall be held in complete confidence by it and by its advisors and representatives and shall not, without the prior written consent of that other party, be disclosed to any other person, nor used for any other purpose, other than in connection with the evaluation, negotiation and finalization of the transactions contemplated herein. However, a party’s obligation does not apply to Confidential Information:

(a)	which is generally available to third parties (unless available as a result of a breach of this Agreement);
(b)	which is lawfully in the possession of a party and which was not acquired directly or indirectly from another party; or
(c)	the disclosure of which is required by any applicable law or by any supervisory or regulatory body to whose rules a party is subject.
12.	CONDITIONS PRECEDENT
12.1	The obligations of the Purchaser and Northwest to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:
(a)	this Agreement and the purchase of the Target Shares has been approved by the board of directors of the Target on or before the Closing Date;

(b)

the acknowledgements, representations and warranties of the Target Shareholders and the Target contained herein are true and correct in all respects at and as of the Closing Date except as may be in writing disclosed to and approved by each of the Purchaser and Northwest;

(c)

all covenants, agreements and obligations hereunder on the part of the Target Shareholders and the Target to be performed or complied with at or prior to the Closing Date, including the Target Shareholders’ and the Target’s obligations to deliver the documents and instruments herein provided for, have been performed and complied with at and as of the Closing;

(d)

between the date hereof and the Closing Date, the Target shall not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Target, materially reducing the value of the Target or materially reducing the value of the Target Shares;

(e)

on or before the Closing Date, no federal, state, provincial, regional or municipal government of any country applicable to the Target and its business or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect the Target;

(f)

on or before the Closing Date, counsel for the Purchaser and Northwest shall have performed a due diligence review of the Target and its affairs, and each of the Purchaser and Northwest shall be satisfied in its sole discretion as to the operations of the Target after completion of its due diligence investigation thereof; and

(g)

no action, suit or proceeding concerning the Target will be pending or threatened by or before any court of competent jurisdiction or governmental entity wherein an unfavourable judgment, order, decree, stipulation or injunction would affect materially and adversely the Target, and no such judgment, order, decree stipulation or injunction will be in effect.

12.2	The conditions set forth in Section 12.1 are for the exclusive benefit of the Purchaser and Northwest and may be waived by the Purchaser and Northwest in writing in whole or in part at any time.
12.3	The obligations of the Target Shareholders and the Target to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:
(a)

this Agreement and the sale of the Preferred Shares, Special Voting Shares and Exchange Shares have been approved by each of the boards of directors of the Purchaser or Northwest on or before the Closing Date;

(b)	Northwest shall have amended its articles to create for issuance the Special Voting Shares, in accordance with the provisions of Nevada law governing corporations in respect of shareholder consent and in accordance with notice and filing provisions of applicable securities laws;

(c)

the representations and warranties of the Purchaser and Northwest contained herein are true and correct in all material respects at and as of the Closing Date except as may be in writing disclosed to and approved by the Target Shareholders and the Target;

(d)

all covenants, agreements and obligations hereunder on the part of the Purchaser and Northwest to be performed or complied with at or prior to the Closing Date, including in particular the Purchaser’s and Northwest’s obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing Date;

(e)

between the date hereof and the Closing Date, the Purchaser has not experienced any event, circumstance or condition or has taken any action or become subject to any action of any character adversely affecting the Purchaser, materially reducing the value of the Purchaser, or materially reducing the value of the Preferred Shares;

(f)

between July 1, 2005 and the Closing Date, Northwest has not experienced any event, circumstance or condition or has taken any action or become subject to any action of any character adversely affecting Northwest, materially reducing the value of Northwest, or materially reducing the value of the Exchange Shares;

(g)

on or before the Closing Date, counsel for the Target Shareholders and the Target shall have performed a due diligence review of the Purchaser and Northwest, and the Target Shareholders and the Target shall be satisfied in their sole discretion as to the state of the business assets and the operations of the Purchaser after completion of their due diligence investigation thereof;

(h)

on or before the Closing Date, Northwest shall have completed a private placement (the “Private Placement”) for gross proceeds of $2,500,000, of which €850,000 and $250,000 has been advanced to the Target pursuant to two separate short-term loans between Northwest and the Target dated June 27, 2006 and March 14, 2006, respectively, which Private Placement will consist of 2,500,000 units, each unit of which will consist of one common share (the “Private Placement Share”) in the capital of Northwest and one share purchase warrant (the “Warrant”), each Warrant of which will entitle the holder to purchase one common share at an exercise price of $1.50 per share for a period of two years from the closing of the Private Placement, at a price per unit of $1.00;

(i)	on or before the Closing Date, Northwest will have no more than 20,004,000 shares of its common stock issued and outstanding, excluding any Private Placement Shares, and
(j)	on or before the Closing Date, Axel Roehlig will surrender for cancellation the 37,541,249 shares of Northwest’s common stock (the “Control Shares”) which

Axel Roehlig owns directly or indirectly, and Northwest will cancel the Control Shares.

12.4

The conditions set forth in Section 12.3 are for the exclusive benefit of the Target Shareholders and the Target and may be waived by the Target Shareholders and the Target in whole or in part at any time.

12.5

The respective obligations of each party to this Agreement to consummate the transactions herein contemplated are subject to all consents, approvals, authorizations, waivers and orders of any regulatory authorities, shareholders or third parties required or necessary or desirable for the completion of the transactions contemplated herein having been obtained or received by the Target, the Target Shareholders, the Purchaser and Northwest.

12.6	Northwest hereby undertakes to issue the Exchange Shares as retraction or redemption of the Preferred Shares occurs in accordance with the Call Option Agreement.
13.	TRANSACTIONS OF THE TARGET SHAREHOLDERS AT THE CLOSING
13.1

At or before the Closing, the Target Shareholders and the Target will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer and assign the Target Shares to the Purchaser, free and clear of all liens, including the following:

(a)	certified copies of the resolutions of the directors of the Target approving this Agreement and the Share Exchange;
(b)	certified copies of resolutions of the directors of the Target authorizing the transfer of the Target Shares;
(c)	executed copies of this Agreement;
(d)	share certificates representing the Target Shares in the name of the Target Shareholders duly endorsed for transfer;
(e)	all corporate records and books of account of the Target including, minute books, share register books, share certificate books and annual reports;
(f)	the corporate seal of the Target, if any;
(g)

releases, in form and substance satisfactory to the Purchaser and Northwest, acting reasonably, executed by the Target Shareholders in favor of the Target releasing the Target from any and all manner of actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Target Shareholders ever had, now have, or may have against the Target for or by reason of any matter, cause or thing whatsoever done or omitted to be done by the Target Shareholders up to the Closing Date other than in respect of obligations of the Target to the Target Shareholders arising in respect of:

(i)	earned but unpaid salary and unpaid benefits for the then current pay period, and
(ii)

any obligations pursuant to indemnities granted to the Target Shareholders by the Target in connection with acts as a director of the Target provided that such indemnities shall be ineffective in respect of any act or omission which would constitute a default or breach pursuant to this Agreement or which render any representation or warranty given hereunder untrue or inaccurate;

(h)

a closing warranty and certificate from the Target Shareholders and an officer of the Target confirming that the conditions to be satisfied by the Target Shareholders, the Target Shareholders and the Target, unless waived, set out in Section 12.1 have been satisfied at the Closing Date and that all representations and warranties of the Target Shareholders and the Target contained in this Agreement are true at and as of the Closing Date;

(i)

an opinion of the Target Shareholders’ and the Target’s solicitors addressed to the Purchaser and Northwest and their respective solicitors in a form reasonably satisfactory to such solicitors to the effect that:

(i)	the Target has been duly incorporated and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation,
(ii)	the authorized and issued share capital of the Target is as represented and warranted in this Agreement,
(iii)	such counsel is not aware of any litigation, proceedings or investigations pending or threatened against the Target not disclosed in this Agreement, and
(iv)	all necessary approvals from the Target have been obtained and are in full force and effect with respect to the transfer of the Target Shares to the Purchaser as contemplated herein;
(j)	a Call Option Agreement in the form attached as Schedule “C” hereto, duly executed by the Target Shareholders; and
(k)	all such other documents and instruments as the Purchaser’s and Northwest’s solicitors may reasonably require.
14.	TRANSACTIONS OF THE PURCHASER AND NORTHWEST AT THE CLOSING
14.1	At or before the Closing, the Purchaser and Northwest will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively issue the Preferred Shares and the Special Voting Shares to the Target Shareholders, free and clear of all liens, including the following:

(a)	certified copies of the resolutions of the directors of the Purchaser and Northwest approving this Agreement and the Share Exchange;
(b)	certified copies of the resolutions of the directors of the Purchaser authorizing the issuance of the Preferred Shares to the Target Shareholders;
(c)	certified copies of the resolutions of the directors of Northwest authorizing the issuance of the Special Voting Shares to the Target Shareholders;
(d)	executed copies of this Agreement;
(e)	share certificates representing the Preferred Shares registered in the names of the Target Shareholders;
(f)	share certificates representing the Special Voting Shares registered in the names of the Target Shareholders;
(g)

a release, in form and substance satisfactory to the Target, acting reasonably, executed by Axel Roehlig in favour of Northwest and Purchaser releasing Northwest and the Purchaser from any and all manner of actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which Axel Roehlig ever had, now has, or may have against Northwest or the Purchaser for or by reason of any matter, cause or thing whatsoever done or omitted to be done by Axel Roehlig up to the Closing Date other than in respect of obligations of Northwest and the Purchaser to Axel Roehlig arising in respect of:

(i)	earned but unpaid salary and unpaid benefits for the then current pay period, and
(ii)

any obligations pursuant to indemnities granted to the Northwest Principals by Northwest in connection with acts as directors or officers of Northwest provided that such indemnities shall be ineffective in respect of any act or omission which would constitute a default or breach pursuant to this Agreement or which render any representation or warranty given hereunder untrue or inaccurate;

(h)

a closing warranty and certificate of an officer of each of the Purchaser and Northwest confirming that the conditions to be satisfied by the Purchaser and Northwest, unless waived, set out in Section 12.3 have been satisfied at the Closing and that all representations and warranties of the Purchaser and Northwest contained in this Agreement are true at and as of the Closing Date;

(i)

an opinion of the Purchaser’s and Northwest’s solicitors addressed to the Target Shareholders and the Target and their respective solicitors in a form reasonably satisfactory to such solicitors to the effect that:

(i)	each of the Purchaser and Northwest has been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation;
(ii)	the authorized and issued share capital of each of the Purchaser and Northwest is as represented and warranted in this Agreement;
(iii)	such counsel is not aware of any litigation, proceedings or investigations pending or threatened against either the Purchaser or Northwest not disclosed in this Agreement; and
(iv)

all necessary approvals from each of the Purchaser and Northwest has been obtained and are in full force and effect with respect to the allotment, creation and issuance of the Preferred Shares, the Exchange Shares and the Special Voting Shares as contemplated herein;

(j)	a Call Option Agreement in the form attached as Schedule “C” hereto, in respect of each of the Target Shareholders, duly executed by Northwest;
(k)	a certificate of an officer of Northwest attaching a copy of Northwest’s articles of incorporation and bylaws, as amended through the Closing Date;
(l)	a certificate of an officer of the Purchaser attaching a copy of the Purchaser’s articles of incorporation and bylaws, as amended through the Closing Date;
(m)	a written resignation of Axel Roehlig, as sole director and officer of Northwest and the Purchaser, in the form and substance reasonably satisfactory to the Target;
(n)	a directors’ resolution of the Purchaser accepting the resignation of Axel Roehlig and appointing Harold C. F. Dickout, Shashi B. Dewan and Frank D. Pickersgill as directors of the Purchaser;
(o)	a directors’ resolution of Northwest accepting the resignation of Axel Roehlig and appointing Harold C. F. Dickout, Shashi B. Dewan and Frank D. Pickersgill as directors of Northwest; and
(p)	all such other documents and instruments as the Target Shareholders’ solicitors may reasonably require.
15.	TIME OF THE ESSENCE
15.1	Time is of the essence of this Agreement.

16.	FURTHER ASSURANCES
16.1

The parties will execute and deliver all such further documents and instruments and do all such acts and things as may be reasonably necessary or required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

17.	SUCCESSORS AND ASSIGNS
17.1

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties.

18.	COUNTERPARTS
18.1

This Agreement may be executed in several counterparts and by facsimile transmission, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

19.	NOTICE
19.1

Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail or facsimile transmission, to the following addresses:

(a)	If to the Target Shareholders or the Target:

AMERICAS WIND ENERGY INC.

24 Palace Arch Drive

Toronto, Ontario M9A 2S1

Facsimile:	(416) 233-6493

with a copy to:

SUTHERLAND MARK FLEMMING SNYDER-PENNER PROFESSIONAL CORPORATION

Barristers and Solicitors

300 – 255 King St. N.

Waterloo, Ontario N2J 4V2

Attention:	Paul B. Flemming
Facsimile:	(519) 725-2500

(b)	If to the Purchaser or Northwest:

NORTHWEST PASSAGE VENTURES LTD.

509 –207 West Hastings Street

Vancouver, British Columbia V6B 1H7

Attention:	Axel Roehlig
Facsimile:	(604) 687-3113

with a copy to:

CLARK WILSON LLP

Barristers and Solicitors

800 – 885 West Georgia Street

Vancouver, British Columbia V6C 3H1

Attention:	William L. Macdonald, Esq.
Facsimile:	(604) 687-6314

or to such other address as any party may specify in writing to the other parties.

19.2	Any notice delivered on a business day or sent by facsimile transmission will be deemed conclusively to have been effectively given on the date notice was delivered or sent by facsimile transmission.
19.3

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

20.	ASSIGNMENT
20.1

The Purchaser and the Target acknowledge that the Target Shares may be transferred by the Target Shareholders prior to Closing in connection with certain tax planning and in this regard the Purchaser, Northwest and the Target hereby consents to an assignment by the Target Shareholders of any or all of its interests under this Agreement to one or more affiliates or associates of the Target Shareholders, as those terms are defined in the Business Corporations Act (British Columbia).

21.	ENTIRE AGREEMENT
21.1

This Agreement contains the sole and entire agreement between the parties and any modifications must be in writing and signed by each party. The parties will in good faith investigate and negotiate the most tax effective method of carrying out the intentions of this Agreement.

22.	TENDER
22.1	Tender may be made upon the Target Shareholders or Purchaser or upon the Purchaser’s Solicitors and money may be tendered by cheque certified by a chartered bank or by electronic wire transfer.
23.	PROPER LAW
23.1

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered this 11th day of August, 2006.

NORTHWEST PASSAGE VENTURE LTD.

Per:	/s/ Axel Roehlig
Authorized Signatory

6544797 CANADA LTD.

Per:	/s/ Axel Roehlig
Authorized Signatory

AMERICAS WIND ENERGY INC.

Per:	/s/ H.C. Dickout
Authorized Signatory
H.C. Dickout

DIGITAL PREDICTIVE SYSTEMS

Per:	/s/ Shashi Dewan
Authorized Signatory
Shashi Dewan

SIGNED, SEALED and DELIVERED by HAROLD DICKOUT in the presence of: Signature /s/ Shashi Dewan Shashi Dewan Print Name 18 King George’s Road Address Toronto, ON M8X 1K7 Prof. Engineer Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Harold Dickout HAROLD DICKOUT

SIGNED, SEALED and DELIVERED by FRANK PICKERSGILL in the presence of: Signature /s/ Shashi Dewan Shashi Dewan Print Name 18 King George’s Road Address Toronto, ON M8X 1K7 Prof. Engineer Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Frank Pickersgill FRANK PICKERSGILL

SIGNED, SEALED and DELIVERED by ROBERT EDWARDS in the presence of: Signature /s/ John Sabourin John Sabourin Print Name 321 Green Hedge Cr. Address London, ON N6H 4Z6 Financial Planner Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Robert Edwards ROBERT EDWARDS

SCHEDULE "A"

LIST OF SHAREHOLDERS OF AMERICAS WIND ENERGY INC.

Name	No. of Shares
Harold Dickout	82,800
Frank Pickersgill	27,200
Robert Edwards	8,000
Digital Predictive Systems	12,000
Total	130,000

Agreements between Shareholders
1.	Robert Edwards has an option to purchase from Frank Pickersgill 1,333 common shares in the capital of Americas Wind Energy Inc. The option expires November 30, 2007.
2.	Frank Pickersgill has an option to purchase from Hal Dickout 6,000 common shares in the capital of Americas Wind Energy Inc. The option expires July 31, 2007.

SCHEDULE "B"

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO

CLASS "A" PREFERENCE SHARES WITHOUT PAR VALUE

1.	DEFINITIONS

For the purposes of Schedule “B” the following terms shall have the following meanings:

(a)	“Northwest” means Northwest Passage Ventures Ltd., a Nevada corporation;
(b)	“Northwest Share” means one share of common stock of Northwest;
(c)

“Reorganization” means a capital reorganization of Northwest, or a consolidation, arrangement, amalgamation or merger of Northwest with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of Northwest as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity;

(d)	“Northwest Share Equivalent” means the number of shares or other units which are equivalent to one Northwest Share as at the date of issue of any Class “A” Preference Shares, determined as follows:
(i)	at any time prior to Reorganization, one Northwest Share or unit for each Class “A” Preference Share;
(ii)

at any time after a Reorganization, the number of shares or other securities or property of Northwest or of the body corporate, trust, partnership or other entity resulting from any merger, amalgamation, arrangement, or consolidation, or to which any sale or conveyance forming part of a Reorganization may be made, as the case may be, that a holder of Class “A” Preference Shares would have been entitled to receive on the Reorganization, if, on the record date or the effective date thereof, as the case may be, such holder had been the registered holder of the number of Northwest Shares receivable upon the redemption of a Class “A” Preference Shares;

(e)	“Redemption Event” means the earlier of:
(i)

the liquidation, bankruptcy or winding up of the Corporation or Northwest, either voluntary or involuntary, or other distribution of the assets and funds of the Corporation or Northwest for the purposes of winding up its affairs;

(ii)

the date that the shareholders of Northwest approve a resolution authorizing Northwest to consolidate or merge with or into, amalgamate with or enter into a statutory arrangement with any other person;

(f)

“Northwest Call Right” means any right granted to Northwest by any holder of Class “A” Preference Shares wherein, in accordance with the terms thereof, Northwest can compel such holders to exchange their Class “A” Preference Shares for Northwest Shares.

2.	RETRACTION AND REDEMPTION
(a)	Right to Retraction

A holder of Class “A” Preference Shares shall be entitled at any time, subject to the exercise of the Northwest Call Right, and upon compliance with the provisions of this Article, to require the Corporation to redeem any or all of the Class “A” Preference Shares registered in the name of the holder by delivering to such holder Northwest Shares equal in number to the then Northwest Share Equivalent for each Class “A” Preference Share to be so redeemed as at the date the written notice of retraction is received by the Corporation.

(b)	Right to Redemption
(i)

Subject to applicable law and subject to the exercise of the Northwest Call Right, the Corporation shall, upon the occurrence of a Redemption Event, redeem all of the then outstanding Class “A” Preference Shares by delivering to the holders thereof Northwest Shares equal in number to the then Northwest Share Equivalent as at the date of the Redemption Event for each Class “A” Preference Share held, provided that, in circumstances where a redemption occurs hereunder as a result of the occurrence of an event described in subparagraph (ii) of the definition of Redemption Event in Part 1, such redemption shall not be effective if the consolidation, merger, amalgamation or statutory arrangement is not proceeded with.

(ii)

Subject to applicable law and subject to the exercise of the Northwest Call Right, the Corporation may at any time prior to the occurrence of a Redemption Event, redeem any issued Class “A” Preference Share at a price equal to the amount of the consideration for which such share was issued.

(c)	Mechanics of Retraction

Before any holder of Class “A” Preference Shares shall be entitled to exercise the rights set out in Part 2(a)  in respect of any Class “A” Preference Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the Registered Office of the Corporation and shall give written notice to the Corporation at its Registered Office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Northwest are to be issued. The Corporation shall, as soon as practicable thereafter, deliver to such holder of Class “A” Preference Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Northwest Shares to which such holder shall be entitled.

(d)	Mechanics of Redemption
(iii)

Each holder of Class “A” Preference Shares to be redeemed in accordance with Part 2(b) shall, upon receipt of notice in writing from the Corporation as to the occurrence of a Redemption Event surrender the certificate or certificates therefor, duly endorsed, at the Registered Office of the Corporation and thereupon the Corporation shall, as soon as practicable thereafter, deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Northwest Shares to which such holder shall be entitled, provided that, notwithstanding the surrender of the certificates, the Class “A” Preference Shares shall be deemed to be redeemed effective as at the date of a Redemption Event and from and after such date, but subject to the provisions of Part 2(b), all rights of the holders of Class “A” Preference Shares as such holders shall cease (except for the right to receive Northwest Shares equal in number to the then Northwest Share Equivalent for each such Class “A” Preference Share upon surrender of their certificate or certificates therefor) and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(iv)

Each holder of a Class “A” Preference Share to be redeemed in accordance with 2(b)(ii) shall, upon receipt of notice in writing from the Corporation of the shares to be redeemed, surrender the certificate or certificates therefor, duly endorsed at the Registered Office of the Corporation and thereupon the Corporation shall pay to such holder the redemption price payable in accordance with the provisions of 2(b)(ii).

(e)	Status of Retracted or Redeemed Shares

In the event any Class “A” Preference Shares shall be retracted or redeemed pursuant to Part 2(a) or 2(b) hereof, as the case may be, the shares so retracted or redeemed shall be cancelled and shall not be re-issuable by the Corporation.

SCHEDULE "C"

CALL OPTION AGREEMENT

THIS CALL OPTION AGREEMENT is made effective as of ______________________, 2006 (the “Agreement”)

BETWEEN:

__________________, _____________________________

(the “Shareholder”)

OF THE FIRST PART

AND:

NORTHWEST PASSAGE VENTURES LTD., of 509 – 207 West Hastings Street, Vancouver, British Columbia, V6B 1H7, a corporation incorporated under the laws of Nevada

(“Northwest”)

OF THE SECOND PART

WHEREAS

A.                         Pursuant to a Share Exchange Agreement between Northwest, 6544797 Canada Ltd. (the “Purchaser”), Americas Wind Energy Inc. (the “Target”) and the shareholders of the Target;

B.                          In connection with the reorganization of the Target it is proposed that all of the shareholders of the Target will exchange all of the common shares (the “Common Shares”) of the Target held by them for class A preference shares (the “Preferred Shares”) in the capital of the Purchaser, which Preferred Shares will be entitled and subject to the rights and restrictions as detailed in the articles of the Purchaser (the “Rights and Restrictions”);

C.                          The Shareholder is the sole legal and beneficial owner of the Common Shares, which shares are to be exchanged for the Preferred Shares;

D.                         The Parties wish to record an agreement in relation to an option for the sale and purchase of the Preferred Shares in the circumstances described herein;

NOW THIS AGREEMENT WITNESSES as follows:

1.	INTERPRETATION
1.1	In this Agreement, unless the context or subject matter otherwise requires:
(a)	“Agreement” and “this Agreement” means the agreement between the Parties hereby constituted;
(b)	“Common Shares” means common shares in the capital of the Target registered in the name of the Shareholder;
(c)

“Current Market Price” means in respect of a Northwest Common Share on any date, the closing sale price of Northwest Common Shares on such date, or if no trades occurred on such day, the last trading day prior thereto, on such stock exchange or automated quotation system as the Northwest Common Shares then trade;

(d)	“Northwest” means Northwest Passage Ventures Ltd., a Nevada corporation;
(e)	“Northwest Common Shares” means common shares in the capital of Northwest;
(f)

“Northwest Voting Shares” means special voting shares of Northwest, each such share entitling the holder thereof to one vote at duly called meetings of shareholders of Northwest, but having no other rights of participation;

(g)	“Notice” means a notice of exercise of the Option in the form attached as Exhibit 1 hereto;
(h)	“Option” means the option to purchase the Preferred Shares provided for herein;
(i)	“Party” means a party to this Agreement and “Parties” has a corresponding meaning;
(j)	“Preferred Shares” means the class A preference shares in the capital of the Purchaser to be acquired by the Shareholders in exchange for the Common Shares;
(k)	“Purchaser” means 6544797 Canada Ltd., a Canada corporation and a wholly owned subsidiary of Northwest;
(l)

“Purchase Price” means, in respect of any Notice given by Northwest to the Shareholder, an amount per Preferred Share equal to the then Current Market Price times the number of Preferred Shares to be purchased by Northwest from the Shareholder; and

(m)	“Target” means Americas Wind Energy Inc., an Ontario corporation.

Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2.	OPTION
2.1	The Shareholder hereby grants to Northwest an option to acquire the Shares from the Shareholder on the terms set out in this Agreement.
2.2

As consideration for the granting of the Option, Northwest hereby agrees to issue to the Shareholder _______________________ Northwest Voting Shares upon the creation of same in accordance with the terms of that Share Exchange Agreement between the Target, Northwest, the Purchaser and the Shareholder dated for reference the __________________, __________________________.

2.3	This Option shall expire and be of no further force and effect as of the first business day following the earlier of:
(a)

the liquidation, bankruptcy or winding up of the Purchaser or Northwest, either voluntary or involuntary, or other distribution of the assets and funds of the Purchaser or Northwest for the purposes of winding up its affairs;

(b)

the date that the shareholders of Northwest approve a resolution authorizing Northwest to consolidate or merge with or into, amalgamate with or enter into a statutory arrangement with any other person; and

(c)	the date upon which the last of the Preferred Shares have been retracted or redeemed in accordance with their terms,

(the “Option Period”)

provided that, in circumstances where Northwest has not otherwise exercised the Option at such time as the Option would have expired in accordance with Section 2.3(a), 2.3(b) or 2.3(c) hereof, Northwest shall be deemed to have exercised the Option in full immediately prior to such time.

3.	EXERCISE OF OPTION
3.1

The Option may only be exercised in circumstances where the Shareholder has exercised, or is deemed to have exercised the right of retraction in respect of the Shares as set out in the Rights and Restrictions, provided that it is acknowledged that the entitlement of Northwest to exercise the Option shall take precedence to the right of the Shareholder to exercise the above referenced right of retraction.

3.2	The Option may be exercised during the Option Period by Northwest delivering Notice to the Shareholder.
3.3	Upon receipt of a Notice the Shareholder shall forthwith deliver certificates representing the Preferred Shares which are the subject of the Notice to Northwest.

3.4

Within seven days of receipt of the certificates referred to in section 3.3 above, Northwest shall deliver the Purchase Price to the Shareholder which Purchase Price shall be satisfied by delivering to the Shareholder such number of Northwest Common Shares as is equal to the number of Preferred Shares to be purchased.

4.	EXEMPTION REQUIREMENTS
4.1

It is understood and agreed by the parties hereto that, in the absence of an effective registration statement covering the Northwest Common Shares or an available exemption from registration, the Northwest Common Shares must be held for a one year period. Further, Canadian residents may require further exemptions to resell their Northwest Common Shares.

5.	NORTHWEST VOTING SHARES
5.1

Upon exercise of the Option by Northwest as provided for herein, or exercise of the rights of retraction or redemption in respect of the Preferred Shares as provided for in the articles of the Purchaser, the Shareholder shall concurrently surrender to Northwest such number of Northwest Voting Shares issued to the Shareholder, if any, as are equal to the number of Preferred Shares disposed of by the Shareholder as a result of the exercise of the Option or the right of retraction or redemption, as the case may be.

6.	WARRANTIES
6.1

The Shareholder represents and warrants to Northwest that the Shareholder is the sole legal and beneficial owner of the Common Shares and that Northwest will, following the exchange of such Common Shares for the Preferred Shares, be the sole legal and beneficial owner of the Common Shares, free and clear of all liens charges and encumbrances.

7.	NOTICE
7.1

Any notice or other document required or permitted to be given hereunder will be considered well and sufficiently given by hand delivery or by prepaid first class mail if addressed to applicable party at the address set out above, or such other address as either party may from time to time appoint by notice in writing to the other in accordance with this clause. Any notice delivered by hand addressed as aforesaid will be deemed to have been delivered on the day of delivery, and any notice mailed by first class prepaid mail addressed as aforesaid will be deemed to have been received three (3) business days after the mailing thereof; but if at the time of mailing or between the time of mailing and the third business day thereafter, there is a strike, lock-out or labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

8.	GOVERNING LAW
8.1	This Agreement shall be governed by the laws of the Province of British Columbia.

9.	COUNTERPARTS
9.1	This Agreement may be executed in one or more counterparts which, when so executed by facsimile signature or otherwise, shall be read together and be construed as one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NORTHWEST PASSAGE VENTURES LTD. Per: _______________________________ Authorized Signatory	☐ Per: ___________________________ Authorized Signatory

EXHIBIT 1

to the CALL OPTION AGREEMENT

NOTICE OF EXERCISE

TO:	_________________________

Northwest Passage Ventures Ltd. HEREBY exercises its option to purchase ____________ Class A Preference Shares of 6544797 Canada Ltd. owned by you at a deemed price of US$_____________ per share.

Dated _____________________, ___________________.

NORTHWEST PASSAGE VENTURES LTD.

Per:
Authorized Signatory

SCHEDULE "D"

FINANCIAL STATEMENTS OF AMERICAS WIND ENERGY INC.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JULY 31, 2005 AND 2004

(EXPRESSED IN U.S. DOLLARS)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Americas Wind Energy Inc.

We have audited the accompanying balance sheets of Americas Wind Energy Inc. as of July 31, 2005, and 2004, and the related statements of operations, stockholders' deficit, and cash flows the years ended July 31, 2005 and 2004 and cumulative from inception (July 29, 2002) through July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Americas Wind Energy Inc. as of July 31, 2005, and 2004, and the results of its operations and its cash flows for the years ended July 31, 2005 and 2004 and cumulative from inception (July 29, 2002) through July 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in the development stage, has been experiencing recurring losses, and has insufficient working capital to meet its planned business operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"SF PARTNERSHIP, LLP"
CHARTERED ACCOUNTANTS

Toronto, Canada

May 29, 2006

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Balance Sheets

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

	2005	2004
ASSETS
Current Assets
Cash	$35,179	$6,603
Accounts receivable and other	33	101,182
Goods and Services Tax receivable	20,018	4,880

Total Current Assets	55,230	112,665

Investment in Emergya Wind Technologies B.V. (note 3)	737,916	-

Advances to Emergya Wind Technologies B.V. (note 3)	-	748,092

Equipment, Net (note 4)	7,479	9,838

Intangible Asset (note 5)	1,780,385	1,639,375

Total Assets	$2,581,010	$2,509,970

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$146,707	$100,093
Due to stockholders (note 6)	108,692	32,299
Current portion of long-term loan (note 7)	1,179,787	-

Total Current Liabilities	1,435,186	132,392

Long-Term Debt, Less Current Portion
Due to Emergya Wind Technologies B.V. (note 7)	359,855	1,623,838
Due to Digital Predictive Systems Inc. (note 8)	1,421,552	1,165,975

Total Long-Term Debt	1,781,407	2,789,813

Total Liabilities	3,216,593	2,922,205

Commitments and Contingencies (note 12)

STOCKHOLDERS' DEFICIT

Capital Stock (note 9)	65	64

Accumulated Other Comprehensive Income	59,464	39,063

Accumulated Deficit During the Development Stage	(695,112)	(451,362)

Total Stockholders' Deficit	(635,583)	(412,235)

Total Liabilities and Stockholders' Deficit	$2,581,010	$2,509,970

(The accompanying notes are an integral part of these financial statements)

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Statements of Operations

For the Years Ended July 31, 2005, and 2004, and Cumulative

from Inception (July 29, 2002) through July 31, 2005

(Expressed in U.S. Dollars)

			Cumulative
			from Inception
			(July 29, 2002)
			through July 31,
	2005	2004	2005

Revenue	$-	$640,840	$640,840

Cost of Sales	-	891,975	891,975

Gross Loss	-	(251,135)	(251,135)

Expenses
General and administrative	141,894	130,492	286,003
Professional fees	-	-	3,334
Consulting fees	-	-	1,563
Telephone and internet	-	-	856
Bank charges	-	-	53
Depreciation	3,160	1,725	4,885

Total Expenses	145,054	132,217	296,694

Loss from Operations	(145,054)	(383,352)	(547,829)

Other Income (Expense)
Other income	37,396	26,218	63,614
Interest expense	(136,092)	(74,805)	(210,897)

Total Other Expenses	(98,696)	(48,587)	(147,283)

Net Loss	(243,750)	(431,939)	(695,112)

Foreign currency translation adjustment	20,401	40,306	59,464

Total Comprehensive Loss	$(223,349)	$(391,633)	$(635,648)

Loss Per Share:

Loss per Share - Basic and Diluted	$2.39	$4.32

Weighted Average Number of Shares
Outstanding During the Periods -
Basic and Diluted	101,836	100,000

(The accompanying notes are an integral part of these financial statements)

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Statements of Stockholders' Deficit

From Inception (July 29, 2002) Through July 31, 2005

(Expressed in U.S. Dollars)

			Accumulated
			Other		Total
	Common Stock		Comprehensive	Accumulated	Stockholders'
	Shares	Par Value	Income	Deficit	Deficit

Stock issued at inception at July 29,
2002 $0.001 per share	100,000	$64	$-	$-	$64

Foreign currency translation
adjustment	-	-	(1,243)	-	(1,243)

Net loss for the year	-	-	-	(19,423)	(19,423)

Balance, July 31, 2003	100,000	$64	$(1,243)	$(19,423)	$(20,602)

Foreign currency translation
adjustment	-	-	40,306	-	40,306

Net loss for the year	-	-	-	(431,939)	(431,939)

Balance, July 31, 2004	100,000	$64	$39,063	$(451,362)	$(412,235)

Shares issued for cash on August 2004
- $0.0005 per share	2,000	1	-	-	1
Foreign currency translation
adjustment	-	-	20,401	-	20,401

Net loss for the year	-	-	-	(243,750)	(243,750)

Balance, July 31, 2005	102,000	$65	$59,464	$(695,112)	$(635,583)

(The accompanying notes are an integral part of these financial statements)

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Statements of Cash Flows

For the Years Ended July 31, 2005, 2004 and Cumulative

from Inception (July 29, 2002) Through July 31, 2005

Expressed in U.S. Dollars

			Cumulative
			from Inception
			(July 29, 2002)
			Through July 31,
	2005	2004	2005
Cash Flows from Operation
Net loss	$(243,750)	$(431,939)	$(695,112)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	3,160	1,725	4,885
Accrued interest	98,902	48,899	147,801
Changes in operating assets and liabilities
Accounts receivable and other	101,149	(101,111)	(33)
Work in progress	-	69,369	-
GST receivable	(15,138)	(4,880)	(20,018)
Due to stockholders	67,024	32,300	99,324

Net cash (used in) provided by operating activities	11,347	(385,637)	(463,153)

Cash Flows from Investing Activities
Purchase of capital assets	(1,007)	(11,563)	(12,570)

Net cash used in investing activities	(1,007)	(11,563)	(12,570)

Cash Flows from Financing Activities
Advances to Emergya Wind Technologies B.V.	(19,761)	(737,239)	(757,000)
Repayment to Emergya Wind Technologies B.V.	(55,760)	-	(55,760)
Advances from Digital Predictive Systems Inc.	26,753	1,090,690	1,117,443
Accounts payable and accrued liabilities	46,602	(123,909)	146,693
Issuance of common stock	1	-	65

Net cash provided by (used in) financing activities	(2,165)	229,542	451,441

Effect of Exchange Rate Change on Cash	20,401	40,306	59,461

Net Increase in Cash	28,576	127,352	35,179

Cash - beginning of year	6,603	133,955	-

Cash - end of year	$35,179	$6,603	$35,179

Supplemental Disclosures of Cash Flow Information
The Company had cash flows arising from interest
and income taxes paid as follows:

Cash paid for interest	$-	$-	$-

Cash paid for income taxes	$-	$-	$-

Supplemental Information (note 11)

(The accompanying notes are an integral part of these financial statements)

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

1.	Organization, Development Stage Activities, and Going Concern

Organization

Americas Wind Energy Inc. (the "Company") was incorporated under the Ontario Business Corporations Act on July 29, 2002. The Company distributes wind power turbines to wind farm developers throughout North America.

Development Stage Activities

The Company's business activity is the distribution of wind power turbines to wind farm developers in North America. The Company has researched and developed wind turbines to be efficient in the North American market. The Company has also commenced discussions with strategic market partners to seek equity financing through a private placement of common stock.

Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations that raise substantial doubt as to its ability to continue as a going concern. For the years ended July 31, 2005, and 2004, the Company experienced net losses of $243,750 and $431,939, respectively. As of July 31, 2005, the Company had an accumulated deficit during the development stage of $695,112.

The Company's continuance as a going concern is dependent on the success of the efforts of its directors and principal shareholders in providing financial support in the short term, the success of the Company in raising additional long-term equity or debt financing either from its own resources or from third parties, the commercialization of one or more of the Company's research projects and the Company achieving profitable operations. In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and difference from the carrying amounts reported in these financial statements could be material.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States, and their basis of application is consistent with that of the previous year. Set forth below are the Company's significant accounting policies:

a)	Basis of Presentation

The accompanying financial statements were prepared from the accounts of the Company under the accrual basis of accounting in United States dollars.

b)	Equipment

Equipment is recorded at cost. Depreciation, based on the estimated useful lives of the assets, is provided as follows:

Computer equipment	30%	declining balances
c)	Cash

Cash consists of cash on account with major financial institutions.

d)	Research and Development

Research and development costs are expensed as incurred. Research and development expenses consist primarily of consulting fees and materials.

Costs incurred in obtaining license rights to technology in the research and development stage, and that have no alternative future uses are expensed as incurred.

Research and development costs have been included in the cost of sales category of the accompanying statements of operations since the Company is unable to separate the actual cost of sales from the research and development component.

e)	Investments

Investments in shares are classified as long term, are available for sale and are stated at fair market value. The net excess of fair market value over cost is included in accumulated other comprehensive income (loss) on the statement of stockholders' deficit.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)
f)	Revenue Recognition

The Company recognizes revenues on a completed contract basis. Under this method, the revenue and costs related thereto are deferred until such time as the project is completed, the customer takes ownership and assumes risks of loss, collection is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. The amount of any excess accumulated costs over related billings will be described as "Costs of uncompleted contracts in excess of related billings" and will be a current asset. The amount of any excess accumulated billings over related costs will be described as "Billings on uncompleted Contracts in excess of related costs" and will be a current liability.

g)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from those estimates. These estimates are reviewed on an ongoing basis and as adjustments become necessary, they are reported in earnings in the period in which they become known.

h)	Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period, increased or decreased by the change in deferred tax assets and liabilities during the period.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)
i)	Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No.52, "Foreign Currency Translation". The Company's functional currency is the Canadian dollar. All assets and liabilities are translated into United States dollars using the rates prevailing at the end of the year. Revenues and expenses are translated using the average exchange rates prevailing throughout the year.

Unrealized foreign exchange amounts resulting from translations at different rates according to their nature are included in accumulated other comprehensive income or loss.

Realized foreign currency transaction gains and losses are recognized as income or expense when they arise.

j)	Comprehensive Income or Loss

The Company applies the provisions of Financial Accounting Standards Board’s (FASB) SFAS No. 130 “Reporting Comprehensive Income.” Unrealized gains and losses from foreign exchange translation are reported in the accompanying statements as comprehensive income (loss).

k)	Earnings or Loss Per Share

The Company accounts for earnings or loss per share pursuant to SFAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year. Potentially dilutive securities include stock options and warrants, and shares of common stock issuable upon conversion of the Company's convertible notes.

l)	Impairment of Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analysed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the related asset or asset grouping are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of the carrying amount or the fair value of the asset less cost to sell.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)
m)	Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximates fair value because of the short-term maturity of these financial instruments.

SFAS No. 105, "Disclosure +of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash with major financial institutions. Management does not consider this to be a significant credit risk as these banks and financial institutions are well-known.

The long-term debt due to Emergya Wind Technologies B.V. was received and is payable in Euros, resulting in a currency risk.

n)	Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29". SFAS No. 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is to be applied prospectively, and is effective for non-monetary asset exchanges occurring in fiscal periods after the December 2004 issuance of SFAS No. 153. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost of the employee services is recognized as compensation cost over the period that an employee provides service in exchange for the award. SFAS No. 123R is effective January 1, 2006. The adoption of this standard is not expected to have a material impact on the financial position or results of operations of the Company.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)
n)	Recent Accounting Pronouncements (cont'd)

In March 2005, the FASB issued FASB Staff Position ("FSP") No. 46(R)-5, "Implicit Variable Interests under FASB Interpretation No. ("FIN") 46 (revised December 2003), Consolidation of Variable Interest Entities" ("FSP FIN 46R-5"). FSP FIN 46R-5 provides guidance for a reporting enterprise on whether it holds an implicit variable interest in Variable Interest Entities ("VIEs") or potential VIEs when specific conditions exist. This FSP is effective in the first period beginning after March 3, 2005 in accordance with the transition provisions of FIN 46 (revised December 2003), "Consolidation of Variable Interest Entities - an Interpretation of Accounting Research Bulletin No. 51" ("FIN 46R"). The adoption of FSP FIN 46R-5 is not expected to have a material impact on the Company's results of operations or financial position.

In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which will result in (1) more consistent recognition of liabilities relating to asset retirement obligations, (2) more information about expected future cash outflows associated with those obligations, and (3) more information about investments in long-lived assets because additional asset retirement costs will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 is not expected to have a material impact on the financial position or results of operations of the Company.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (cont'd)
n)	Recent Accounting Pronouncements (cont'd)

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections", which replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on the accounting for and reporting of changes in accounting principles and error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of voluntary changes in accounting principle and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS No. 154 also requires certain disclosures for restatements due to correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and is required to be adopted by the Company as of January 1, 2006. The impact that the adoption of SFAS No. 154 will have on the Company's results of operations and financial condition will depend on the nature of future accounting changes adopted by the Company and the nature of transitional guidance provided in future accounting pronouncements.

In July 2005, the FASB issued an exposure draft of a proposed interpretation, Accounting for Uncertain Tax Positions an Interpretation of FASB Statement No. 109 (“SFAS No. 109”). This interpretation would apply to all open tax positions accounted for in accordance with SFAS No. 109, including those acquired in business combinations. It is a proposed asset recognition approach to apply a dual threshold for uncertain tax positions. The interpretation would allow the recognition of a tax benefit when it is probable that it could be sustained upon audit. The interpretation defines “probable” as it is defined in SFAS No. 5, “Accounting for Contingencies.” FASB has not established an effective date for the interpretation. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position.

3.	Investment in and Advances to Emergya Wind Technologies B.V.

In fiscal 2004, the Company entered into a loan agreement with Emergya Wind Technologies B.V. ("EWT"). Pursuant to the agreement, the loan was to be converted into common shares of EWT. The loan carried an interest rate of 5% per annum, to be paid at time of conversion. On July 20, 2005, the Company converted the outstanding loan balance of $739,542 into 923 common shares of EWT, representing a 31.2% ownership interest. Accordingly, the Company recorded an investment in EWT of $737,916 at July 31, 2005. At May 29, 2006 the investment represented a 16.72% ownership interest. The $1,626 difference between the date of conversion and reporting date is the result of the exchange fluctuation.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

4.	Equipment, Net
		2005		2004
		Accumulated		Accumulated
	Cost	Depreciation	Cost	Depreciation

Computer equipment	$12,570	$5,091	$11,563	$1,725

Net carrying amount		$7,479		$9,838

The accumulated depreciation for both 2005 and 2005 include the exchange translation effects.

5.	Intangible Asset

On April 23, 2004, the Company entered into a license agreement with EWT to obtain the North American intellectual property rights and know-how relating to EWT's medium capacity wind turbines, for an indefinite period of time. The license fee was EUR 1,350,000 and the license was measured at $1,601,670, the fair value at the date the licensing agreement was entered into. The asset is not amortized due to the indefinite life term of the agreement. There is no assessed impairment noted.

6.	Due to Stockholders

The amounts due to stockholders bears interest at 10% annually, with no fixed repayments term.

7.	Due to Emergya Wind Technologies B.V Inc.

In fiscal 2004, the Company entered into a loan agreement relating to the intangible assets described in note 5. The liability component is as follows:

	2005	2004

Due to Emergya Wind Technologies B.V. Inc.	$1,539,641	$1,623,838

Less: current portion	1,179,787	-

Long-term portion	$359,854	$1,623,838

The loan is non interest bearing with fixed repayment terms of 7% of related sales until fully paid.

Subsequent to fiscal 2005, the Company amended the agreement that $1,179,787 would be paid in the current year and the following $359,854 would be paid in the 2007 fiscal year.

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

8.	Due to Digital Predictive Systems Inc.

The amount due to Digital Predictive Systems Inc. has a three-year term which matures October 12, 2006. Interest is charged at 10%, compounded monthly. Repayment is to be made in full, including interest, at maturity. The loan is secured by a general security agreement over the Company's assets and all license agreement rights.

9.	Capital Stock

Authorized

Unlimited	common shares
Unlimited	class "A" special shares
Unlimited	class "B" special shares
Unlimited	class "C" special shares
Unlimited	class "D" special shares

	2005	2004

Issued and Outstanding
102,000 (2004: 100,000) shares of common
stock, which hold no par value.	$65	$64

During the year, the Company issued 2,000 shares for proceeds of $1.

10.	Income Taxes

The provision for income taxes has been computed as follows:

	2005	2004

Expected income tax recovery at the statutory rate of 18%	$(43,875)	$(77,749)

Less: valuation allowance	43,875	77,749

Provision for income taxes	$-	$-

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

10.	Income Taxes (cont'd)

The components of future income taxes are as follows:

	2005	2004

Net operating loss carryforwards:
Scientific research and development expense	$-	$314,560
Net operating loss carry forward	76,457	30,236
Less - Valuation allowance	(76,457)	(344,796)

Deferred income taxes	$-	$-

The Company has net operating loss carryforwards available to be applied against future years income. Due to the losses incurred in the current year and expected future operating results, it is more likely than not that the deferred tax asset resulting from the tax losses available for carry forward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

As of July 31, 2005, and 2004, the Company had approximately $430,506 and $18,053, respectively, of federal and state net operating loss carryforwards available to offset future taxable income, such carryovers expire in various years through 2012.

11.	Supplemental Information

Non-cash financing and investing activities:

	2005	2004

Investment in Emergya Wind Technologies B.V.	$737,916	$-
Advance to Emergya Wind Technologies B.V.	(737,916)	-
Purchase of Intangible assets	-	(1,639,375)
Due to Emergya Wind Technologies B.V.	-	1,639,375

	$-	$-

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

July 31, 2005, and 2004

(Expressed in U.S. Dollars)

12.	Commitments and Contingencies

The Company has committed under a license agreement to pay to EWT a royalty of 3% of related sales and 40% of any royalties received by the Company from its sub-licensees.

13.	Subsequent Events

On May 11, 2005, the Company entered into a license agreement with GE Power Technology LLC ("GEPT") to obtain certain licenses under GEPT's patents. The Company has agreed under this license agreement to pay GEPT a royalty equal to $32,500 per megawatt for each sale or shipment of portion thereof of a licensed product.

AMERICAS WIND ENERGY INC.

INTERIM FINANCIAL STATEMENTS

THREE MONTH AND NINE MONTH PERIOD ENDED APRIL 30, 2006 AND 2005

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

INTERIM FINANCIAL STATEMENTS

THREE MONTH AND NINE MONTH PERIOD ENDED APRIL 30, 2006 AND 2005

CONTENTS

Interim Balance Sheet	1
Interim Statements of Operations	2
Interim Statements of Cash Flows	3
Notes to Interim Financial Statements	4 - 11

1

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Interim Balance Sheets

April 30, 2006 and July 31, 2005

(Expressed in United States Dollars)

(Unaudited)

2006
ASSETS
Current
Cash	$95,167
Loan receivable	45,584
GST Receivable	18,744

Total Current Assets	159,495

Investment in Emergya Wind Technologies B.V. (note 3)	809,006

Equipment, Net (note 4)	137,711

Intangible Asset (note 5)	1,951,906

Total Assets	$3,058,118

LIABILITIES
Current
Accounts payable	$210,883
Billings on uncompleted contracts in excess of related costs	317,769
Due to stockholders (note 6)	208,971
Due to Emergya Wind Technologies (note 7)	1,263,607
Due to Northwest Passage Ventures Ltd. (note 8)	252,382
Due to Digital Predictive Systems Inc. (note 9)	1,678,567

Total Current Liabilities	3,932,179

Total Liabilities	3,932,179

Commitments and Contingencies (note 12)

STOCKHOLDERS' DEFICIT

Capital Stock (note 10)	90

Accumulated Other Comprehensive Income	83,615

Deficit Accumulated during the development stage	(957,766)

Total Stockholder's Equity (Deficit)	(874,061)

Total Liabilities and Stockholders' Equity	$3,058,118

(The accompanying notes are an integral part of these interim financial statements)

2

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Interim Statement of Operations

Three Months and Nine Months Ended April 30, 2006 and 2005

(Expressed in United States Dollars)

(Unaudited)

					July 29,
					2002 (Date of
	Three	Three	Nine	Nine	Inception)
	Months	Months	Months	Months	through
	Ended	Ended	Ended	Ended	April 30,
	2006	2005	2006	2005	2006

Revenue	$-	$-	$-	$-	$640,840

Cost of Sales	-	-	-	-	891,975

Gross Profit	-	-	-	-	(251,135)

Expenses
General and administrative	93,242	37,454	143,160	76,549	434,969
Depreciation	5,185	797	13,407	2,369	18,292

Total Expenses	98,427	38,251	156,567	(78,918)	(453,261)

Loss from Operations	(98,427)	(38,251)	(156,567)	78,918	(704,396)

Other income	-	-	2,378	-	65,992

Recovery of expenses	22,100	-	34,598	-	34,598

Finance fee	(16,402)	-	(16,146)	-	(16,146)

Interest expense	(41,803)	(32,391)	(126,917)	(63,888)	(337,814)

Total Other Income (Expenses)	(36,105)	(32,391)	(106,087)	(63,888)	(253,370)

Provision for income taxes	-	-	-	-	-

Net Loss	134,532	70,642	262,654	142,806	957,766

Foreign currency translation	8,050	(4,027)	24,151	(12,081)	83,615

Comprehensive Loss	$126,482	$74,669	$238,503	$154,887	$874,151

Loss per Share – Basic
and Diluted	$1.09	$0.69	$2.39	$1.40

Weighted average number of
shares outstanding during the
periods - basic and diluted	123,156	102,000	110,073	101,788

(The accompanying notes are an integral part of these interim financial statements)

3

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Interim Statement of Cash Flows

Nine Months Ended April 30, 2006 and 2005

(Expressed in United States Dollars)

(Unaudited)

			For the period
			from July 29,
			2002 (Inception)
	2006	2005	to April 30, 2006

Cash Flows from Operating Activities
Net (loss)	$(262,654)	$(142,806)	$(957,766)
Adjustments for:
Depreciation	13,407	3,160	18,292
Accrued Interest	114,758	63,888	147,801

	(134,489)	(75,758)	(791,673)
Changes in non-cash working capital
Loan receivable	(45,551)	(7,430)	(45,584)
Investment in EWT	(71,090)	(838,206)	(71,090)
GST receivable	1,274	(9,334)	(18,744)
Due to stockholders	100,278	45,934	199,602
Billings on uncompleted contract in excess of
related cost	317,769	81,129	317,769

Net Cash Flows from Operating Activities	168,191	(803,665)	(409,720)

Cash Flows from Financing Activities
Issuance of common stock	25	-	90
Repayments to Emergya Wind Technologies B.V.	(447,555)	-	(503,315)
Advances from Northwest Passage Ventures Ltd.	252,382	-	252,382
Advances from Digital Predictive Systems Inc.	142,257	(4,167)	1,374,458
Advances to Emergya Wind Technologies B.V.	-	748,092	(757,000)
Accounts payable and accrued liabilities	64,176	43,697	210,869

Net Cash Flows from Financing Activities	11,285	787,622	577,484

Cash Flows from Investing Activities
Acquisition of equipment	(143,639)	(1,386)	(156,209)

Net Cash Flows from Investing Activities	(143,639)	(1,386)	(156,209)

Effect of Exchange Rate Change on Cash	24,151	(12,081)	83,612

Change in Cash	59,988	(29,510)	95,167

Cash – beginning of period	35,179	6,603	-

Cash - end of period	$95,167	$(22,907)	$95,167

Supplemental disclosures of cash flow information:

The Company had cash flows arising from interest
and income taxes paid as follows:

Income taxes	$-	$-	$-

Interest	$-	$-	$-

(The accompanying notes are an integral part of these interim financial statements)

4

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

1.	Operations, Development Stage Activities, and Going Concern

Americas Wind Energy Inc. (the "Company"), was incorporated under the Ontario Business Corporations Act on July 29, 2002. The Company distributes wind power turbines to wind farm developers throughout North America.

Development Stage Activities

The Company business activity is the distribution of wind power turbines to wind farm developers in North America. The Company has researched and developed wind turbines to be efficient in the North American market. The Company has also commenced discussions with strategic market partners to seek equity financing through a private placement of common stock.

Going Concern Assumption

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses from operations that raise substantial doubt as to its ability to continue as a going concern. For the nine month period ended April 30, 2006, and the year ended July 31, 2005, the Company experienced net losses of $262,654 and $243,750 respectively. As of April 2005, the Company had an accumulated deficit during the development stage of $957,766.

The Company's ability to continue as a going concern is contingent upon its ability to secure debt and equity financing, and attain profitable operations.

The Company continuance as a going concern is dependent on the success of the efforts of its directors and principal shareholders in providing financial support in the short term, the success of the Company in raising additional long-term equity or debt financing either from its own resources or from third parties, the commercialization of one or more of the Company's research projects and the Company achieving profitable operations. In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and difference from the carrying amounts reported in these financial statements could be material.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

5

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

2.	Summary of Significant Accounting Policies
a)	Basis of Financial Statement Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the requirements of item 310 (b) of Regulation S-B. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of Securities and Exchange Commission. The financial statements reflect all adjustments (consisting on of normal recurring adjustments), which, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. There have been no significant changes of accounting policy since July 31, 2005. The results from operations for the interim periods are not indicative of the results expected for the full fiscal year or any future period. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended July 31, 2005 as filed with the Securities and Exchange Commission.

b)	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 153, "Exchanges of Non-monetary Assets, an amendment of Accounting Principles Board ("APB") Opinion No. 29". SFAS No. 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is to be applied prospectively, and is effective for non-monetary asset exchanges occurring in fiscal periods after the December 2004 issuance of SFAS No. 153. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost of the employee services is recognized as compensation cost over the period that an employee provides service in exchange for the award. SFAS No. 123R is effective January 1, 2006. The adoption of this standard is not expected to have a material impact on the financial position or results of operations of the Company.

6

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

2.	Summary of Significant Accounting Policies (cont'd)
b)	Recent Accounting Pronouncements (cont'd)

In March 2005, the FASB issued FASB Staff Position ("FSP") No. 46(R)-5, "Implicit Variable Interests under FASB Interpretation No. ("FIN") 46 (revised December 2003), Consolidation of Variable Interest Entities" ("FSP FIN 46R-5"). FSP FIN 46R-5 provides guidance for a reporting enterprise on whether it holds an implicit variable interest in Variable Interest Entities ("VIEs") or potential VIEs when specific conditions exist. This FSP is effective in the first period beginning after March 3, 2005 in accordance with the transition provisions of FIN 46 (revised December 2003), "Consolidation of Variable Interest Entities - an Interpretation of Accounting Research Bulletin No. 51" ("FIN 46R"). The adoption of FSP FIN 46R-5 is not expected to have a material impact on the Company's results of operations or financial position.

In March 2005, the FASB issued Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which will result in (1) more consistent recognition of liabilities relating to asset retirement obligations, (2) more information about expected future cash outflows associated with those obligations, and (3) more information about investments in long-lived assets because additional asset retirement costs will be recognized as part of the carrying amounts of the assets. FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 is not expected to have a material impact on the financial position or results of operations of the Company.

7

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

2.	Summary of Significant Accounting Policies (cont'd)
b)	Recent Accounting Pronouncements (cont'd)

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections", which replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on the accounting for and reporting of changes in accounting principles and error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of voluntary changes in accounting principle and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS No. 154 also requires certain disclosures for restatements due to correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and is required to be adopted by the Company as of January 1, 2006. The impact that the adoption of SFAS No. 154 will have on the Company's results of operations and financial condition will depend on the nature of future accounting changes adopted by the Company and the nature of transitional guidance provided in future accounting pronouncements.

In July 2005, the FASB issued an exposure draft of a proposed interpretation, Accounting for Uncertain Tax Positions an Interpretation of FASB Statement No. 109 (“SFAS No. 109”). This interpretation would apply to all open tax positions accounted for in accordance with SFAS No. 109, including those acquired in business combinations. It is a proposed asset recognition approach to apply a dual threshold for uncertain tax positions. The interpretation would allow the recognition of a tax benefit when it is probable that it could be sustained upon audit. The interpretation defines “probable” as it is defined in SFAS No. 5, “Accounting for Contingencies.” FASB has not established an effective date for the interpretation. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position.

8

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

3.	Investment in and Advances to Emergya Wind Technologies B.V.

In fiscal 2004, the Company entered into a loan agreement with Emergya Wind Technologies B.V. ("EWT"). Pursuant to the agreement, the loan was to be converted into common shares of EWT. The loan carried an interest rate of 5% per annum, to be paid at time of conversion. On July 20, 2005, the Company converted the outstanding loan balance of $739,542 into 923 common shares of EWT, representing a 31.2% ownership interest. Accordingly, the Company recorded an investment in EWT of $809,006 at April 30, 2006. At July 12, 2006 the investment represented a 16.72% ownership interest. The $71,091 difference between the date of conversion and reporting date is the result of the exchange fluctuations.

4.	Equipment, Net

Equipment is comprised as follows:

		2006
		Accumulated
	Cost	Depreciation

Computer Equipment	$13,781	$7,427
Computer Software	4,720	1,770
Manufacturing Equipment	138,818	10,411

Total Capital Assets	$157,319	$19,608

Net carrying amount		$137,711
5.	Intangible Asset

On April 23, 2004, the Company entered into a license agreement with EWT to obtain the North American intellectual property rights and know-how relating to EWT's medium capacity wind turbines, for an indefinite period of time. The license fee was EUR 1,350,000 and the license was measured at the fair value at the date the licensing agreement was entered into. At April 30, the license was $1,951,906. The asset is not amortized due to the indefinite life term of the agreement.

9

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

6.	Due to Stockholders

The amounts due to shareholders bears interest at 10% annually with no fixed repayments term.

7.	Due to Emergya Wind Technologies B.V. Inc.

In fiscal 2004, the Company entered into a loan agreement relating to the intangible assets described in note 5. The liability component is as follows:

2006

Due to Emergya Wind Technologies B.V. Inc.	$1,263,607

Less: current portion	1,263,607

Long-term portion	$-

The Company amended the license agreement terms of payment and accordingly, the balance is due within the next 12 months.

8.	Due to Northwest Passage Ventures Ltd.

The amount due to Northwest Passage Ventures Ltd. matures at the earlier of March 17, 2007, or within ten days of the closing of the Formal Agreement entered into by Northwest and the Company. The amount bears interest at 7%, compounded annually and is payable at the maturity date.

9.	Due to Digital Predictive Systems Inc.

The amount due to Digital Predictive Systems Inc. has a three-year term which matures October 12, 2006. Interest is charged at 10%, compounded monthly. Repayment is to be made in full, including interest, at maturity. The loan is secured by a general security agreement over the Company's assets and all license agreement rights.

10

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

10.	Capital Stock

Authorized

Unlimited number of common shares

Unlimited number of Class "A" special shares

Unlimited number of Class "B" special shares

Unlimited number of Class "C" special shares

Unlimited number of Class "D" special shares

2006
Issued and Outstanding
130,000 (2005: 102,000) shares of common stock, which hold no par value	$90

During the period, the Company issued 28,000 shares for proceeds of $25.

11.	Income Taxes

The Company's current income taxes are as follows:

	2006	2005
Expected income tax recovery at the statutory rates
of 18% (2005 - 18%)	$47,278	$43,875
Valuation allowance	(47,278)	(43,875)

Provision for income taxes	$-	$-

The Company has deferred income tax assets as follows:

2006
Deferred Income Tax Assets
Loss carry-forwards	$124,768
Valuation allowance for deferred income tax assets	(124,768)

Deferred income taxes	$-

11

AMERICAS WIND ENERGY INC.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

April 30, 2006 and 2005

(Unaudited)

11.	Income Taxes (cont'd)

The Company has net operating loss carryforwards available to be applied against future years income. Due to the losses incurred in the current year and expected future operating results, it is more likely than not that the deferred tax asset resulting from the tax losses available for carry forward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

As of April 30, 2006 and July 31, 2005, the Company had approximately $693,160 and $430,506 respectively, of federal and state net operating loss carryforwards available to offset future taxable income, such carryovers expire in various years through 2013.

12.	Commitments and Contingencies

The Company has committed under a license agreement to pay to EWT a royalty of 3% of related sales and 40% of any royalties received by the Company from its sub-licensees.

13.	Subsequent Events

On May 11, 2005, the Company entered into a license agreement with GE Power Technology LLC ("GEPT") to obtain certain licenses under GEPT's patents. The Company has agreed under this license agreement to pay GEPT a royalty equal to $32,500 per megawatt for each sale or shipment of portion thereof of a licensed product.

14.	Comparative Figures

Certain figures for the prior year have been reclassified to conform with the current year's financial statement presentation.

SCHEDULE "E"

LIST OF ASSETS OF AMERICAS WIND ENERGY INC.

	2005	2004
ASSETS (audited)
Current Assets
Cash	$35,179	$6,603
Accounts receivable and other	33	101,182
Goods and Services Tax receivable	20,018	4,880
Total Current Assets	55,230	112,665
Investment in Emergya Wind Technologies B.V. (note 3)	737,916	-
Advances to Emergya Wind Technologies B.V. (note 3)	-	748,092
Equipment, Net (note 4)	7,479	9,838
Intangible Asset (note 5)	1,780,385	1,639,375
Total Assets	$2,581,010	$2,509,970
3.	Investment in and Advances to Emergya Wind Technologies B.V.

In fiscal 2004, the Company entered into a loan agreement with Emergya Wind Technologies B.V. ("EWT"). Pursuant to the agreement, the loan was to be converted into common shares of EWT. The loan carried an interest rate of 5% per annum, to be paid at time of conversion. On July 20, 2005, the Company converted the outstanding loan balance of $739,542 into 923 common shares of EWT, representing a 31.2% ownership interest. Accordingly, the Company recorded an investment in EWT of $737,916 at July 31, 2005. At May 29, 2006 the investment represented a 16.72% ownership interest. The $1,626 difference between the date of conversion and reporting date is the result of the exchange fluctuation.

4.	Equipment, Net

	2005 Accumulated Cost Depreciation		2004 Accumulated Cost Depreciation

Computer equipment	$12,570	$5,091	$11,563	$1,725
Net carrying amount		$7,479		$9,838

The accumulated depreciation for both 2005 and 2005 include the exchange translation effects.

5.	Intangible Asset

On April 23, 2004, the Company entered into a license agreement with EWT to obtain the North American intellectual property rights and know-how relating to EWT's medium capacity wind turbines, for an indefinite period of time. The license fee was EUR 1,350,000 and the license was measured at $1,601,670, the fair value at the date the licensing agreement was entered into. The asset is not amortized due to the indefinite life term of the agreement. There is no assessed impairment noted.

AWE Assets

9 months 2006 (unaudited)

(period ending April 30, 2006)

Current Assets
Cash	$95,167
Loan receivable	45,584
GST Receivable	18,744
Total Current Assets	159,495
Investment in Emergya Wind Technologies B.V. (note 3)	809,006
Equipment, Net (note 4)	137,711
Intangible Asset (note 5)	1,951,906
Total Assets	$3,058,118

3.	Investment in and Advances to Emergya Wind Technologies B.V.

In fiscal 2004, the Company entered into a loan agreement with Emergya Wind Technologies B.V. ("EWT"). Pursuant to the agreement, the loan was to be converted into common shares of EWT. The loan carried an interest rate of 5% per annum, to be paid at time of conversion. On July 20, 2005, the Company converted the outstanding loan balance of $739,542 into 923 common shares of EWT, representing a 31.2% ownership interest. Accordingly, the Company recorded an investment in EWT of $809,006 at April 30, 2006. At July 12, 2006 the investment represented a 16.72% ownership interest. The $71,091 difference between the date of conversion and reporting date is the result of the exchange fluctuations.

4.	Equipment, Net

Equipment is comprised as follows:

		2006 Accumulated Cost Depreciation

Computer Equipment		$13,781	$7,427
Computer Software		4,720	1,770
Manufacturing Equipment		138,818	10,411
Total Capital Assets		$157,319	$19,608
Net carrying amount			$137,711
5.	Intangible Asset

On April 23, 2004, the Company entered into a license agreement with EWT to obtain the North American intellectual property rights and know-how relating to EWT's medium capacity wind turbines, for an indefinite period of time. The license fee was EUR 1,350,000 and the license was measured at the fair value at the date the licensing agreement was entered into. At April 30, the license was $1,951,906. The asset is not amortized due to the indefinite life term of the agreement.

SCHEDULE "F"

CONTINUING CONTRACTUAL OBLIGATIONS OF

AMERICAS WIND ENERGY INC.

1.

On April 23, 2004, Americas Wind Energy Inc. (“AWE”) entered into a license agreement with Emergya Wind Technologies B.V. (“EWT”), wherby AWE agreed to obtain the North American intellectual property rights and know-how relating to EWT’s medium capacity wind turbines, for an indefinite period of time, in consideration of a license fee equal to EUR 1,350,000.

2.

On May 11, 2005, Americas Wind Energy Inc. (“AWE”) entered into a license agreement with GE Power Technology LLC (“GEPT”), whereby AWE agreed to obtain certain licenses under GEPT’s patents in consideration of a royalty equal to $32,500 per megawatt for each sale or shipment or portion thereof of a licensed product.

3.

On September 19, 2005, Americas Wind Energy Inc. (“AWE”) entered into a consulting agreement with Equitis, whereby AWE agreed to obtain certain consulting services in connection with a financing (the “Financing”) of the transaction with Northwest Passage Ventures Ltd. in consideration of (i) the payment of 6.5% of net proceeds of the Financing upon receipt of funds, and (ii) an option to acquire shares in AWE equal to 10% of the shares issued pursuant to the Financing on the same terms as the Financing.

4.	Loan from Digital Predictive Systems Inc. maturing on October 12, 2006.

SCHEDULE "G"

NORTHWEST PASSAGE VENTURES LTD. – OUTSTANDING LITIGATION

None.

SCHEDULE "H"

OUTSTANDING RIGHTS TO ACQUIRE SHARES OF

NORTHWEST PASSAGE VENTURES LTD.

None.

SCHEDULE "I"

FINANCIAL STATEMENTS OF NORTHWEST PASSAGE VENTURES LTD.

NORTHWEST PASSAGE VENTURES, LTD.

(Development Stage Company)

BALANCE SHEETS

March 31, 2006 and June 30, 2005

	(Unaudited)

	Mar 31, 2006	Jun 30, 2005
ASSETS
CURRENT ASSETS
Cash	$336	$6,024
Total Current Assets	$336	$6,024

LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES
Accounts payable-related party loan	$766	$-
Total Current Liabilities	$766	$-

STOCKHOLDERS' EQUITY
Common stock
100,000,000 shares authorized at $.0001 par value; 57,545,143 shares issued and outstanding	5,754	9,668
Capital in excess of par value	98,996	95,082
Deficit accumulated during development stage	(105,180)	(98,726)
Total Stockholders' Equity	(430)	6,024
	$336	$6,024

The accompanying notes are an integral part of these financial statements.

NORTHWEST PASSAGE VENTURES, LTD.

(Development Stage Company)

STATEMENTS OF OPERATIONS - (unaudited)

For the Three and Nine Months Ended March 31, 2006, and 2005,

and the Period August 22, 2003, (date of inception) to March 31, 2006

	Three Months		Nine Months
	Mar 31, 2006	Mar 31, 2005	Mar 31, 2006	Mar 31, 2005	Aug 22, 2003 to Mar 31, 2006
REVENUES	$-	$-	$-	$-	$-
EXPENSES
Administrative	536	2,430	6,454	83,406	105,180
NET OPERATING LOSS	$(536)	$(2,430)	$(6,454)	$(83,406)	$(105,180)
LOSS PER COMMON SHARE
Basic and diluted	$-	$-	$-	$-	$-
AVERAGE OUTSTANDING SHARES – stated in 1,000’s
Basic	57,545	57,545	57,545	57,545

The accompanying notes are an integral part of these financial statements.

NORTHWEST PASSAGE VENTURES LTD.

(Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Period August 22, 2003, (date of inception) to March 31, 2006

	Common Stock		Capital in Excess of Par Value	Accumulated Deficit
	Shares	Amount
Balance August 22, 2003 (date of inception)	-	$-	$-	$-
Issuance of common stock for cash – August 22, 2003	76,680,000	7,668	(7,268)	-
Issuance of common stock for cash – June, 2004	20,003,895	2,000	102,350	-
Net operating loss for the period August 22, 2003 to June 30, 2004	-	-	-	(14,848)
Net operating loss for the period August 22, 2003 to June 30, 2005	-	-	-	(83,878)
Balance, June 30, 2005	96,683,895	9,668	95,082	$(98,726)
Return and cancellation of Common shares	39,138,752	(3,914)	3,914	-
Net operating loss for the nine months ended March 31, 2006	-	-	-	-
Balance March 31, 2006	57,545,143	$5,754	$98,996	$(105,180)

The accompanying notes are an integral part of these financial statements.

NORTHWEST PASSAGE VENTURES, LTD.

(Development Stage Company)

STATEMENT OF CASH FLOWS - (unaudited)

For the Nine Months Ended March 31, 2006, and 2005,

and the Period August 22, 2003, (date of inception) to March 31, 2006

	Nine Months Ended March 31		Inception to Mar 31, 2006
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(6,454)	(83,406)	(105,180)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in accounts payable		(2,530)
Net Cash used in Operations	(6,454)	(85,936)	(105,180)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from issuance of common stock	-	-	104,750
Proceeds from related party loan	766	-	766
Increase (Decrease) in Cash	(5,688)	(85,936)	336
Cash at Beginning of Period	6,024	93,135	-
Cash at End of Period	$336	$7,199	$336

The accompanying notes are an integral part of these financial statements.

NORTHWEST PASSAGE VENTURES, LTD.

(Development Stage Company)

Notes to Financial Statements

March 31, 2006

1. ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on August 22, 2003, with authorized common stock of 100,000,000 shares at a par value of $.0001. The Company was organized for the purpose of establishing a marine adventure tourism business.

The Company has not started operations and is in the development stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values due to their short term maturities.

NORTHWEST PASSAGE VENTURES, LTD.

(Development Stage Company)

Notes to Financial Statements (Continued)

March 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On March 31, 2006, the Company had a net operating loss available for carry forward of $105,180. The tax benefit of approximately $32,000 from the carry forwards have been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has not started operations. The loss carryover will expire in 2026.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company will expense advertising and market development costs as incurred.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NORTHWEST PASSAGE VENTURES, LTD.

(Development Stage Company)

Notes to Financial Statements (Continued)

March 31, 2006

3. COMMON CAPITAL STOCK

On August 22, 2003, the Company completed a private placement offering of 76,680,000 post-split common shares for $400 and during June, 2004, a registered offering of 20,003,895 post-split common shares for $104,350.

On June 4, 2005, the Company completed a forward stock split of six shares for each outstanding share.

On October 14, 2005, the Company completed a forward stock split of 3.195 shares for each outstanding share as part of the return and cancellation of 39,138,752 post-split shares.

This report has been prepared showing post split shares from inception.

4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer's-director's have acquired 65.2% of the outstanding capital stock.

The Company was organized for the purpose of establishing a marine adventure tourism business and for this purpose has leased a 34 foot Sunseeker vessel from a related party. The terms of the lease includes a daily charter fee of $500 plus all operating and maintenance expenses. The duration of the lease is month to month and can be cancelled with a 30-day notice.

FINANCIAL STATEMENTS

The accompanying balance sheets of Northwest Passage Ventures, Ltd. at March 31, 2006, and June 30 2005, and the statements of operations for the three and nine months ended March 31, 2006 and 2005, and the cash flows for the nine months ended March 31, 2006 and 2005, have been prepared by the Company’s management and they include all information and notes to the financial statements necessary for a complete presentation of the financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the nine months ended March 31, 2006 are not necessarily indicative of the results that can be expected for the year ending June 30, 2006.

SCHEDULE "J"

LIST OF ASSETS OF NORTHWEST PASSAGE VENTURES LTD.

None.

SCHEDULE "K"

CONTINUING CONTRACTUAL OBLIGATIONS OF 6544797 CANADA LTD. AND NORTHWEST PASSAGE VENTURES LTD.

None.